Exhibit 10.10
LOAN AGREEMENT
Dated as of June 1, 1995
Between
THE INDUSTRIAL DEVELOPMENT AUTHORITY OF
THE CITY OF KENNETT, MISSOURI
AND
AMERICAN RAILCAR INDUSTRIES, INC.
The interest of the Issuer in this Loan Agreement has been assigned to Fleet National Bank, as Trustee, under the Trust Indenture, dated as of June 1, 1995, securing $5,500,000 The Industrial Development Authority of the City of Kennett, Missouri, Industrial Development Revenue Bonds (American Railcar Industries, Inc./ACF Industries, Incorporated Railcar Component Manufacturing Project), Series 1995, as security for payment of the principal of and premium, if any, and interest on such Bonds.

TABLE OF CONTENTS

		Page
	ARTICLE I

	DEFINITIONS

	ARTICLE II

	REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.1.	Representations, Warranties and Covenants by Issuer	4
Section 2.2.	Representations, Warranties and Covenants by Company	5
Section 2.3.	Intention	6

	ARTICLE III

	THE LOAN

Section 3.1.	Loan of Funds to the Company	7
Section 3.2.	Use of Proceeds; Completion of the Project	7
Section 3.3.	Project Documents	7

	ARTICLE IV

	PAYMENT AND SECURITY PROVISIONS

Section 4.1.	Loan Payments	8
Section 4.2.	Additional Payments	9
Section 4.3.	Prepayment of the Note	10
Section 4.4.	Mortgage, Pledge and Assignment Under the Deed of Trust	11
Section 4.5.	Assignment of Authority’s Rights	11
Section 4.6.	Place of Loan Payments	12
Section 4.7.	Obligation of Company Hereunder Unconditional	12
Section 4.8.	Cancellation of Note and Release of Mortgaged Property	13

	ARTICLE V

	ACQUISITION, CONSTRUCTION, AND EQUIPPING OF THE PROJECT; ISSUANCE OF THE BONDS

Section 5.1.	Agreement to Acquire, Construct, and Equip the Project	13
Section 5.2.	Disbursements from the Construction Fund	13
Section 5.3.	Furnishing Documents to Trustee	14
Section 5.4.	Establishment of Completion, Date	14
Section 5.5.	Company Required to Pay in Event Construction Fund Insufficient	16
Section 5.6.	Enforcement of Contracts	16

(i)

(ii)

(iii)

		Page
Section 12.7.	Captions	37
Section 12.8.	Law Governing Construction of Agreement	37
Section 12.9.	Estoppel Certificate	38

	Signatures	39

	Exhibit A—Form of Promissory Note

(iv)

LOAN AGREEMENT
     THIS LOAN AGREEMENT dated as of June 1, 1995, is between THE INDUSTRIAL DEVELOPMENT AUTHORITY OF THE CITY OF KENNETT, MISSOURI (hereinafter called “Issuer”), an industrial development corporation organized and existing under the laws of the State of Missouri (“State”), and AMERICAN RAILCAR INDUSTRIES, INC. (hereinafter called “Company”), a corporation organized and existing under the laws of the State of Missouri.
W I T N E S S E T H:
     WHEREAS, Issuer is authorized by the Industrial Development Corporations Act, Chapter 349 of the Revised Statutes of Missouri, 1986, as amended (the “Act”), to acquire lands, construct and equip industrial buildings, improvements, and facilities, and incur other costs and expenses and make other expenditures incidental to and for the securing and developing of industry; and
     WHEREAS, Issuer is authorized by the Act to issue industrial development revenue bonds payable from revenues derived from the industrial project so acquired and constructed and secured by a lien thereon and security interest therein; and
     WHEREAS, the necessary arrangements have been made with Company for the acquisition, construction, and equipping of an industrial project consisting of a manufacturing facility for railcar components or related industrial products with attached office or any other manufacturing or industrial use provided for in Section 2.2(c) hereof; and
     WHEREAS, Company desires that Issuer issue its Industrial Development Revenue Bonds (American Railcar Industries, Inc./ACF Industries, Incorporated Railcar Component Manufacturing Project), Series 1995 (the “Bonds”), and loan the proceeds of the Bonds to the Company to provide funds to acquire, construct, reimburse, and equip the Project, and Issuer has agreed to do the same;
     WHEREAS, pursuant to a Trust Indenture, dated as of the date hereof, between Issuer and Fleet National Bank, a national banking association duly organized, validly existing, and in good standing under the laws of the United States, having all requisite power and authority to act as trustee, and having its principal corporate trust office in Providence, Rhode Island, as Trustee, Issuer intends to assign to Trustee as security for the Bonds its interest in this Agreement (except for the reimbursement of certain expenses and payments for indemnification of Issuer);
     NOW, THEREFORE, in consideration of the respective representations and agreements hereinafter contained Issuer and Company agree as follows (provided, that in the performance of the agreements of Issuer herein contained and any obligation it may thereby incur for the payment of money shall not be a general debt on its part, but shall be payable solely out of the Loan Payments and other amounts derived from this Loan Agreement and the Guaranty, the insurance proceeds and condemnation awards as herein provided and the Mortgaged Property):

ARTICLE I
DEFINITIONS
     All words and phrases defined in the Indenture shall have the same meanings for purposes of this Loan Agreement. In addition, the following words and terms shall have the following meanings:
     “Additional Payments” means Additional Payments as defined in Section 4.2 of this Loan Agreement.
     “Agreed Rate” means eight and fifty-hundredths percent (8.50%) per annum.
     “Authorized Issuer Representative” means the person or persons, satisfactory to Company, at the time designated to act on behalf of Issuer by written certificate furnished to Company and Trustee containing the specimen signature(s) of such person(s) and signed on behalf of Issuer by its President, Vice President or Secretary. Such certificate may designate an alternate or alternates.
     “Collateral” means that portion of the Mortgaged Property constituting Mortgaged Personal Property. The term Collateral does not include any Leased Equipment.
     “Construction Period” means the period between February 20, 1995 and the Completion Date.
     “Impositions” means all impositions as defined in Section 7.3 of this Loan Agreement.
     “Loan Payments” means Loan Payments defined in Section 4.1 (a) of this Loan Agreement.
     “Loan Term” means the duration of Company’s obligations under this Loan Agreement as specified in Section 6.1 of this Loan Agreement.
     “Official Action Date” means April 20, 1995.
     “Permitted Encumbrances” means, as of any particular time, (i) the Indenture and the Loan Agreement, (ii) any easements, licenses, rights of way (including the dedication of public highways), and other rights or privileges in the nature of easements with respect to any property included in the Mortgaged Property, granted or conveyed prior to the date of the recording of the Deed of Trust or in accordance with and pursuant to Section 9.5 of this Loan Agreement, (iii) utility, access, and other easements and rights-of- way, restrictions, reservations, reversions, and exceptions that an Independent Engineer, reasonably acceptable to Trustee and Company, certifies will not interfere with or impair the operations being conducted in the Mortgaged Property (or, if no operations are being conducted therein, the operations for which the Mortgaged Property was designed or last modified), (iv) such minor defects, irregularities, encumbrances, easements, rights-of-way, and clouds on title as normally exist with respect to properties similar in character to the Mortgaged Property, and as do not, in the opinion of any counsel acceptable to Trustee, materially impair the property affected thereby for the purpose for which it was acquired or is held by Issuer, (v) any judgment lien against the Company affecting the Mortgaged Property so long as such judgment is being contested and execution thereon is stayed, (vi) any liens on the Mortgaged Property for taxes, payments-in-lieu of taxes, assessments, levies, fees, water and sewer rents, other governmental and similar charges, and any liens of mechanics, materialmen, laborers, suppliers or vendors for work or services performed or materials furnished in connection with the Mortgaged Property, which are not due and payable or which are not delinquent, or the amount or validity of which, are being contested in accordance with the terms of this Loan Agreement, (vii) any lien on accounts receivable securing or deemed to secure any indebtedness incurred or deemed incurred by virtue of any recourse obligation or in connection with any sale or assignment of accounts receivable, (viii) any lien or encumbrance or reservation of title affecting personalty not constituting part of the Mortgaged Property, and (ix) all encumbrances set forth in the mortgagee’s loan policy of title insurance insuring the Issuer, the Trustee and the Co-Trustee under the Deed of Trust, and all other matters specified in Schedule 3 to the Deed of Trust.
     “Permitted Investments” means:
     (a) Governmental Obligations;
     (b) obligations of any of the following federal agencies which represent full faith and credit of the United States of America: Farmers Home Administration, General Services Administration, United States Maritime Administration, Small Business Administration, Government National Mortgage Association, United States Department of Housing and Urban Development, and Federal Housing Administration;
     (c) U.S. dollar denominated deposit accounts fully insured to the holder by the Federal Deposit Insurance Corporation in commercial banks;
     (d) U. S. dollar denominated deposit accounts, federal funds, and banker’s acceptances with commercial banks (foreign or domestic) which have a rating on their short term certificates of deposit on the date of purchase of “A-l” or “A-1+” by S&P or “P-l” by Moody’s and maturing no more than 360 days after the date of purchase;
     (e) money market funds rated in the highest rating category of S&P or Moody’s which are monitored quarterly or money market funds which are invested exclusively in Government Obligations or cash;
     (f) pre-refunded municipal obligations, which obligations shall be limited to bonds or other obligations of any state of the United States or of any agency, instrumentality, or local governmental unit of any such state (i) which are not callable at the option of the obligor prior to maturity or as to which irrevocable notice has been given by the obligor to call on the date specified in the notice; (ii) which are fully secured as to principal and interest and redemption premium, if any, by a fund consisting only of cash or obligations described in paragraph (a) above, which fund may be applied only to the payment of such principal of and interest and redemption premium, if any, on such bonds or other obligations on the maturity date or dates thereof or the specified redemption date or dates pursuant to such irrevocable instructions, as appropriate; (iii) which fund is sufficient, as verified by an independent accountant, to pay principal of and interest and redemption premium, if any, on the bonds or other obligations described in this paragraph on the maturity date or dates thereof or the redemption date or dates specified in the irrevocable instructions referred to in subclause (i) of this paragraph, as appropriated; and (iv) which are rated, based on the escrow, in the highest rating category of S&P or Moody’s, or any successors thereto; and
     (g) U.S. dollar denominated certificates of deposit in commercial banks properly secured at all times by collateral security described in (a) and (b) above.

     “Project” means the Land, the Buildings, and the Mortgaged Equipment, and any other structure now or hereafter located on the Land, and all real property, including easements, deemed necessary in connection therewith, as they may at any time exist, exclusive of any Land which may from time to time be released as permitted under Section 9.4 of this Loan Agreement and subject to easements, licenses, and other rights created in accordance with Section 9.5 of this Loan Agreement
     “Qualified Project Costs” means costs and expenses of the Project which constitute land costs or costs for property of a character subject to the allowance for depreciation, excluding specifically working capital and inventory costs, provided, however, that (a) costs or expenses paid or incurred more than sixty days prior to the Official Action Date shall not be deemed to be Qualified Project Costs; (b) Issuance Costs shall not be deemed to be Qualified Project Costs; (c) interest during the Construction Period shall be allocated between Qualified Project Costs and other costs and expenses to be paid from the proceeds of the Bonds; (d) interest following the Construction Period shall not constitute a Qualified Project Cost; (e) letter of credit fees and municipal bond insurance premiums which represent a transfer of credit risk shall be allocated between Qualified Project Costs and other costs and expenses to be paid from the proceeds of the Bonds; and (f) letter of credit fees and municipal bond insurance premiums which do not represent a transfer of the credit risk shall not constitute Qualified Project Costs.
     “Yield” means yield computed under Regulation § 148-4 of the Code for the Bonds and yield computed under Regulation § 1.148-5 for an investment.
ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS
     Section 2.1. Representations, Warranties and Covenants by Issuer. Issuer makes the following representations, warranties and covenants as the basis for the undertakings on its part herein contained:
     (a) Under the provisions of the Act and the Constitution of the State, Issuer is authorized to enter into the transactions to be performed by it under this Loan Agreement and the Indenture and to carry out its obligations hereunder and thereunder. Issuer has been duly authorized to execute and deliver this Loan Agreement and the Indenture.
     (b) Issuer will perform all of its obligations as specified in this Loan Agreement.
     (c) Notwithstanding anything herein contained to the contrary, it is the intention of Issuer that any obligation it may hereby incur for the payment of money shall not be a general debt on its part but shall be payable solely from the Loan Payments and other amounts derived from this Loan Agreement, and the insurance and condemnation awards as herein provided and the Company’s estate and interest in the Mortgaged Property.
     (d) Issuer has been induced to enter into this undertaking by the promise of Company to locate industrial facilities within or near the corporate limits of Issuer.
     (e) In order to furnish necessary moneys for the payment of Costs of the Project and a portion of the expenses of authorizing and issuing the Bonds, Issuer has authorized the issuance of the Bonds.

     (f) The Bonds are to be issued under and secured by the Indenture, pursuant to which Issuer’s interest in this Loan Agreement and the payments and income derived by Issuer from the Note, the Deed of Trust and this Loan Agreement will be assigned to Trustee as collateral security for payment of the principal of and premium, if any, and interest on the Bonds, and the Bonds will be secured by a security interest in the Note, this Loan Agreement and the Deed of Trust, which constitutes a lien upon, and security interest in, the Mortgaged Property (provided that in the performance of the agreements of the Issuer herein contained, any obligation that Issuer may thereby incur for the payment of money shall be limited to the Issuer’s lien upon the Mortgaged Property and the proceeds thereof and shall not be a general debt on its part, but shall be payable solely out of the proceeds derived from this Agreement, the sale of the Bonds referred to in Section 2. l. herein, and the insurance proceeds and condemnation awards as herein provided) and provided further that the obligations of Company to pay principal and premium and interest on the Bonds are guaranteed by the Guarantor and the Company pursuant to the Guaranty.
     (g) Not later than the 15th day of the second calendar month after the close of the calendar quarter in which the Bonds are delivered by Issuer pursuant to Article II of the Indenture, Issuer covenants to satisfy the information reporting requirement of Section 149(e) of the Code.
     (h) Issuer shall not take any action to condemn or cause any condemnation of the Project or any part thereof.
     (i) Issuer shall not take any action to interfere with the direct payment by the Company to the Trustee of any Loan Payments due to Issuer or otherwise under the Note, the Loan Agreement or the Deed of Trust, which pursuant to the Loan Agreement and Indenture are to paid by Company directly to Trustee and not to modify, alter or rescind Issuer’s instruction to Company to such effect.
     Section 2.2. Representations, Warranties and Covenants by Company. Company makes the following representations, warranties and covenants as the basis for the undertakings on its part herein contained:
     (a) Company is a corporation duly incorporated under the laws of the State of Missouri, is in good standing under the laws of the State of Missouri, and has power to enter into this Loan Agreement, the Hazardous Substance Certification and Indemnification, and the Guaranty, and to perform all obligations contained herein and therein, and by proper corporate action, has been duly authorized to execute and deliver this Loan Agreement, the Hazardous Substance Certification and Indemnification, and the Guaranty.
     (b) Company intends to acquire, construct, and equip an industrial enterprise within the corporate limits of Issuer consisting of the Project.
     (c) Company will operate the Mortgaged Property upon its completion as (i) a manufacturing facility for railcar components or related industrial products with attached office or (ii) any other manufacturing or industrial use provided that such use (a) is consistent with the Act and with a Manufacturing Facility (as such term is defined in Section 144 (a) (12) of the Code, and (b) does not violate any other requirements of the Code and applicable Regulations so that interest on the Bonds shall at any time cease to be excluded from gross income for federal income tax purposes, until the expiration or earlier termination of the Loan Term as provided herein, all to the extent that such operation is, in Company’s judgment, commercially desirable.

     (d) Neither the execution and delivery of this Loan Agreement, the Hazardous Substance Certification and Indemnification, and the Guaranty, the consummation of the transactions contemplated hereby and thereby, nor the fulfillment of or compliance with the terms and conditions hereof and thereof conflicts with or results in a material breach of the terms, conditions, or provisions of the Articles of Incorporation or bylaws of Company or any agreement or instrument to which Company is now a party or by which Company is bound, or constitutes a material default under any of the foregoing, or results in the creation or imposition of any lien, charge, or encumbrance whatsoever upon any of the property or assets of Company under the terms of any instrument or agreement except as provided herein.
     (e) There is no action, suit, proceeding, inquiry, or investigation, at law or in equity, before or by any court or public board or body, known to be pending or threatened against or affecting Company, nor to the best of the knowledge of Company is there any basis therefor, wherein an unfavorable decision, ruling, or finding would materially adversely affect the transactions contemplated by this Loan Agreement or which, in any way, would materially adversely affect the validity or enforceability of the Bonds, this Loan Agreement, the Hazardous Substance Certification and Indemnification, the Guaranty, or any other agreement or instrument, to which Company is a party, used or contemplated for use in the consummation of the transactions contemplated hereby.
     (f) The Net Proceeds from the sale of the Bonds which shall have been advanced to the Company will be used only for the payment of Cost of the Project.
     (g) The Mortgaged Property complies, or will comply upon completion of construction, with all presently applicable building and zoning ordinances where failure to comply would have a materially adverse effect on Company’s ability to utilize the Mortgaged Property for the purposes intended.
     (h) Company agrees to cooperate with Issuer in the performance of Issuer’s obligations under the Indenture.
     (i) No changes shall be made in the Project and no actions will be taken by Company which shall in any way impair the exemption of interest on any of the Bonds from federal income taxation.
     (j) Company will comply with and fulfill all other requirements and conditions of the Code and regulations and rulings issued pursuant thereto in the acquisition, construction, equipping, and operation of the Project to the end that the interest on the Bonds shall at all times be free from federal income taxation.
     (k) The Project is substantially the same in all material respects to that described in the notice of public hearing published in The Daily Dunklin Democrat on May 31, 1995.
     Section 2.3. Intention. It is intended by the parties hereto that this Loan Agreement and all actions taken hereunder be consistent with and pursuant to the ordinances of Issuer relating to the Bonds, and that the interest on the Bonds be excluded from the gross income of the recipients thereof for federal income tax purposes by reasons of the provisions of Section 144(a) of the Code or any substantially similar successor provision hereinafter enacted.

ARTICLE III
THE LOAN
     Section 3.1. Loan of Funds to the Company.
     (a) Concurrently with the execution and delivery of this Loan Agreement, Issuer shall loan to Company, the Net Proceeds of the sale of the Bonds in the amount of $5,500,000, and Company shall receive such loan from the Issuer, for the purposes and upon the terms and conditions provided in this Loan Agreement.
     (b) The loan shall be evidenced by the Note in the principal amount of $5,500,000, which shall be in substantially the form attached hereto as Exhibit A, shall be executed by the Company and made payable to the order of Issuer, and shall be endorsed and assigned by Issuer, without recourse, to the Trustee as collateral security for the obligations of the Issuer pursuant to the Indenture and the Bonds.
     Section 3.2. Use of Proceeds; Completion of the Project.
     (a) The Net Proceeds of the Bonds loaned to the Company shall be deposited with the Trustee and shall be disbursed by the Trustee to or on behalf of the Company for completion of the Project, all in the manner as provided in the Indenture and in this Loan Agreement.
     (b) The Company agrees to cause the Project to be diligently and continuously pursued and to be completed with reasonable dispatch, and to provide (from its own funds if required) all moneys necessary to complete the Project substantially in accordance with the plans and specifications for the Project.
     (c) In the event the moneys on deposit in the Construction Fund (together with other funds available to the Company for the Project) are at any time insufficient to pay for the completion of the Project, the Company agrees to pay the amount of such deficiency forthwith to the Trustee for deposit in the Construction Fund.
     Section 3.3. Project Documents. The Company, at its own cost and expense, will deliver to the Trustee copies of the following documents (which shall be collectively referred to herein as the “Project Documents”) concurrently with the initial issuance and delivery of the Bonds or at such time as such documents become available and in any event by such time as work is commenced on the portion of the Project to which they relate:
     (a) Title Insurance. A standard ALTA mortgage loan policy or policies of title insurance, or a commitment therefor, showing the Issuer, the Trustee and the Co-Trustee as the insured parties, with respect to the Mortgaged Property of the Company that constitutes real property Mortgaged Property, together with an endorsement equivalent to ALTA 100, and subject to exceptions for pending disbursement endorsements in an aggregate amount not less than the principal amount of the Bonds, which policy or policies shall insure that the Company holds good and marketable fee simple title to the Mortgaged Property and the Issuer has a first lien pursuant to the Deed of Trust on the Mortgaged Property, subject only to Permitted Encumbrances and to the limitations upon such insurance provided by the terms of the pending disbursements endorsement.

     (b) Survey. A perimeter survey of the Company’s Mortgaged Property constituting real property, prepared by a surveyor licensed in the State of Missouri.
ARTICLE IV
PAYMENT AND SECURITY PROVISIONS
     Section 4.1. Loan Payments.
     (a) Loan Payments on the Note. The Company will duly and punctually pay the principal of, premium, if any, and interest on the Note in accordance with the terms of the Note and this Loan Agreement. The Company covenants and agrees that it will make the following payments on the Note (“Loan Payments”) directly to the Trustee, for the account of the Issuer, for deposit in the Bond Fund, with the understanding that the Trustee will apply such payment to the payment of the principal of, premium, if any, of, and interest on the Bonds, on the following dates, and otherwise as set out below:
     On or before two Business Days prior to each Interest Payment Date, and on or before two Business Days prior to any date on which any or all of the Bonds shall be declared to be and shall become due and payable prior to their stated maturity pursuant to the provisions of the Indenture, by redemption or otherwise, Company shall pay directly to Trustee in immediately available funds or tendered Bonds an amount equal to the aggregate amount of principal, premium, if any, and interest becoming due and payable on the Bonds on such Interest Payment Date or such other date.
     Anything herein to the contrary notwithstanding, any amount (whether in cash or tendered Bonds) at any time held by Trustee in the Bond Fund shall reduce any Loan Payment required to be made by Company and the outstanding balance of the Note to the extent such amount is in excess of the amount required for payment of Bonds theretofore matured or called for redemption and past due interest in all cases where such Bonds have not been presented for payment; and further, if the amount held by Trustee in the Bond Fund should be sufficient to pay at the times required the principal of and premium, if any, and interest on the Bonds then remaining unpaid, Company shall not be obligated to make any further Loan Payments.
     By acceptance of the direction to make payments to the Trustee for the account of the Issuer, all Loan Payments will reduce the outstanding balance of the Note in accordance with Section 4. l(b). To the extent that cash or Bonds tendered by the Company to the Trustee in accordance with Section 4.1(b) are sufficient to cover the next succeeding Loan Payment(s), the Loan Payment(s) will be paid from those funds and there will be no obligation on the part of the Company to pay such Loan Payment(s).
     It is understood and agreed that all payments payable by Company under this Section 4.1 are assigned by Issuer to Trustee as collateral security for the benefit of the owners of the Bonds. Company assents to such assignment.
     (b) Credits on Loan Payments. Notwithstanding any provision contained in this Loan Agreement or in the Indenture to the contrary, in addition to any credits on the Note resulting from the payment or prepayment of Loan Payments from other sources:
     (1) any moneys deposited by the Trustee or the Company in the Bond Fund as interest (including moneys received as accrued interest from the sale of Bonds and any initial deposit made from the proceeds of the sale of any Bonds) shall be credited against the obligation of the Company to pay interest on the Note as the same become due;
     (2) any moneys deposited by the Trustee or the Company in the Bond Fund as principal shall be credited against the obligation of the Company to pay the principal of the Note as the same becomes due in the order of maturity thereof, except that prepayments for purposes of making an optional deposit into the Bond Fund for an optional redemption of Bonds shall be credited against the obligation of the Company to pay the principal of the Note, but shall be applied to the maturities of principal of the Note corresponding to the maturities of the Bonds to be redeemed from the proceeds of such optional prepayment;
     (3) the amount of any moneys transferred by the Trustee from any other fund held under the Indenture and deposited in the Bond Fund as interest or principal shall be credited as interest or principal, as the case may be, against the obligation of the Company to pay interest or principal, as the case may be, next becoming due as the same become due;
     (4) Company and the Guarantor shall have the right to surrender Bonds acquired by it to Trustee and all such Bonds so surrendered shall be forthwith cancelled and the principal amounts thereof upon the instructions by the Company to the Trustee shall be applied as (i) credits against mandatory sinking fund requirements pursuant to the Indenture corresponding to the maturities of the Bonds so surrendered, (ii) credits or prepayments upon the principal portion of the Loan Payments due and payable with respect to the respective maturity dates or redemption dates of such Bonds in accordance with the instructions of the Company and the terms of the Indenture, or (iii) full payment of the Note pursuant to the Loan Agreement; and any unpaid interest allocable thereto shall be applied as credits or prepayments of the interest portion of the Loan Payments next becoming due as the same becomes due; and
     (5) Subject to the provisions of the foregoing subparagraph (4), amounts, whether in cash held by the Trustee in the Bond Fund or in tendered Bonds, shall reduce the Loan Payments required to be made by the Company to the extent such amount is in excess of the amount required for payment of Bonds theretofore matured or called for redemption and past due interest.
      Section. 4.2. Additional Payments. The Company agrees to make the following additional payments (“Additional Payments”):
     (a) Issuer Fees. The Company shall pay to the Issuer upon demand, all reasonable expenses, including reasonable attorneys fees, incurred by the Issuer in relation to the Bonds and the transactions contemplated by this Loan Agreement and the Indenture.
     (b) Trustee Fees and Professional Fees. The Company shall pay to the Trustee and any co-trustee, paying agent, bond registrar, counsel, accountants, engineers and other Persons when due, all reasonable fees, charges and expenses of such Persons for services rendered under the Indenture, the Loan Agreement, the Deed of Trust, the Guaranty or the Hazardous Substance Certification and Indemnification and expenses incurred in the performance of such services under the foregoing agreements for which such Persons are entitled to payment or reimbursement, including expenses of compliance with the Arbitrage Instructions.

     (c) Rebate Payments. The Company shall pay to the Trustee all rebate payments required under Section 148(f) of the Code, to the extent such amounts are not available to the Trustee in the Rebate Fund held under the Indenture.
     (d) Costs of Enforcement. In the event the Company should default under any of the provisions of this Loan Agreement and the Trustee should employ attorneys or incur other expenses for the collection of required payments or the enforcement of performance or observance of any obligation or agreement on the part of the Company contained in this Loan Agreement, the Company shall pay on demand therefor, without duplication, to the Trustee the reasonable fees of such attorneys and such other expenses so incurred by the Trustee. The Company also shall pay, without duplication, and shall indemnify the Issuer and the Trustee from and against, all costs, expenses and charges, including reasonable counsel fees, incurred for the collection of payments due or for the enforcement or performance or observance of any covenant or agreement of the Company under this Loan Agreement, the Note, the Deed of Trust, the Guaranty and the Hazardous Substance Certification and Indemnification.
     (e) Taxes and Assessments. The Company also covenants and agrees, at its expense, to pay all Impositions imposed on the Mortgaged Property; provided, however, that the Company shall have the right to protest any such Impositions, as the case may be, at the Company’s expense, to protest and contest any such Impositions assessed or levied upon the Mortgaged Property and that the Company shall have the right to withhold payment of any such Impositions pending disposition of any such protest or contest unless such withholding, protest, or contest would materially adversely affect the rights or interests of the Issuer or the Trustee.
     (f) Other Amounts Payable. The Company shall pay to the person or persons entitled thereto, any other amounts which the Company has agreed to pay under this Loan Agreement.
      In the event Company should fail to make any of the payments required in this Section, the item or installment so in default shall continue as an obligation of Company until the amount in default shall have been fully paid, and Company agrees to pay the same with interest thereon or with respect to payments to Trustee or Issuer with interest thereon, to the extent permitted by law, from the date thereof at the Agreed Rate.
      Payments made on account of the indebtedness evidenced by the Note and secured by the Deed of Trust, or as otherwise required to be paid pursuant to the provisions of the Indenture or this Loan Agreement, whether made to the Trustee or otherwise, by the Company or by the Guarantor, shall constitute Loan Payments and/or Additional Payments, as the case may be, under Section 4.1 and 4.2 of this Loan Agreement.
      Section 4.3. Prepayment of the Note.
      (a) Optional Prepayment. The Company shall have and is granted the option to prepay from time to time the amounts payable under this Loan Agreement in sums sufficient to redeem or to pay or cause to be paid all or part of the Bonds in accordance with the provisions of the Indenture. Upon the deposit by the Company of moneys and/or Bonds (which are cancelled and no longer Outstanding under the Indenture) in the Bond Fund in an amount sufficient to redeem Bonds subject to redemption taking into account any available funds in the Bond Fund, the Issuer, at the request of the Company, shall forthwith take all steps (other than the payment of the money required for such redemption) necessary under the applicable redemption provisions of the Indenture to effect redemption of all or part of the then

Outstanding Bonds, as may be specified by the Company, on the date established for such redemption. The Company may prepay all or any portion of its indebtedness on the Note by providing for the payment of all or any portion of the Bonds in accordance with Article IX of the Indenture. Such prepayments are credited against Loan Payments at the time such prepayment is deposited into the Bond Fund.
     (b) Mandatory Prepayment. Whenever any Bonds shall have been called for redemption under any provision of the Indenture, the Company shall prepay the Note in such amounts required and at such times to redeem such Bonds, including the principal, redemption premium, if any, and accrued interest thereon to the redemption date and such prepayment may include tender of Bonds by the Company or Guarantor for cancellation in total or partial payment. The Company further agrees that in the event the payment of principal of and interest on the Bonds is accelerated upon the occurrence of an event of default under the Indenture, all Loan Payments payable for the remainder of the term of this Loan Agreement shall be accelerated and prepayment shall be made on the Note in such amounts. Any such prepayments shall be deposited in the Bond Fund, and applied by the Trustee in accordance with the provisions of the Indenture. Any such prepayment shall be credited against Loan Payments to become due on the Note at the time such prepayment is deposited into the Bond Fund.
     Section 4.4. Mortgage, Pledge and Assignment Under the Deed of Trust.
     (a) In order to secure the payment of the Note and the performance of the duties and obligations of the Company under the Note, Deed of Trust, and this Loan Agreement, the Company pursuant to the Deed of Trust has pledged and assigned unto the Issuer and its successors and assigns forever, and granted a security interest to the Issuer in and to the Mortgaged Property.
     (b) The Company shall, at its own expense, take all necessary action to maintain and preserve the security interest in Mortgaged Property granted by (and as defined in) the Deed of Trust so long as the Note is outstanding and obligations of the Company to the Issuer and the Trustee under the Loan Agreement are outstanding. In addition, the Company shall, immediately after the execution and delivery of this Loan Agreement and thereafter from time to time, cause the Deed of Trust and any financing statements in respect thereof to be filed, registered and recorded in such manner and in such places as may be required by law in order to fully perfect and protect such security interest and from time to time will perform or cause to be performed any other act as provided by law and will execute or cause to be executed any and all continuation statements and further instruments that may be requested by the Trustee for such perfection and protection. Except to the extent it is exempt therefrom, the Company shall pay or cause to be paid all filing, registration and recording fees and all expenses incident to the preparation, execution and acknowledgment of such instruments of perfection, and all federal or state fees and other similar fees, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Deed of Trust and such instruments of perfection. In the event that the Company fails to execute any of such instruments within ten (10) days after demand to do so, the Company does hereby make, constitute and irrevocably appoint the Trustee as its attorney-in-fact and in its name, place and stead so to do.
     Section 4.5. Assignment of Authority’s Rights. Under the Indenture, the Issuer will, as security for the Bonds, pledge, assign, transfer and grant a security interest in certain of its rights, title and interest under this Loan Agreement, the Deed of Trust, and the Note to the Trustee. The Company agrees that this Loan Agreement, the Deed of Trust, and the Note, and all of the rights, interests, powers, privileges and benefits accruing to or vested in the Issuer may be protected and enforced in conformity with the Indenture and (except for Issuer fees and expenses and the Issuer’s right to indemnification in certain circumstances and as otherwise expressly set forth herein) may be thereby assigned by the Issuer to the Trustee as security for the Bonds and may be exercised, protected and enforced for or on behalf of the Bondowners in conformity with this Loan Agreement and the Indenture. The Trustee is hereby given the right to enforce, as collateral assignee of the Issuer, the performance of the obligations of the Company, and the Company hereby consents to the same and agrees that the Trustee may enforce such rights as provided in this Loan Agreement, in the Deed of Trust, and in the Indenture.
     Section 4.6. Place of Loan Payments. Issuer hereby directs Company and Company hereby agrees to pay to Trustee at Trustee’s principal corporate trust office all Loan Payments payable by Company pursuant to subsections 4.1. All Additional Payments required to be made pursuant to Section 4.2 shall be paid to the respective party at their principal office.
     Section 4.7. Obligation of Company Hereunder Unconditional. The obligations of Company to make the payments required in Section 4.1 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional, and the payments required in Section 4.1 shall be payable on the dates and at the times specified without notice or demand, and without abatement or set-off, and regardless of any contingencies whatsoever, and notwithstanding any circumstances or occurrences that may now exist or that may hereafter arise or take place, including, but without limiting the generality of the foregoing:
     (a) The unavailability of the Mortgaged Property or any part thereof for use by Company at any time by reason of the failure to complete the overall industrial project by any particular time or at all or by reason of any other contingency, occurrence, or circumstance whatsoever;
     (b) Damage to or destruction of the Mortgaged Property or any part thereof;
     (c) Legal curtailment of Company’s use of the Mortgaged Property or any part thereof;
     (d) Change in Issuer’s legal organization or status;
     (e) The taking of title to or the temporary use of the whole or any part of the Mortgaged Property by condemnation;
     (f) Any termination of this Loan Agreement for any reason whatsoever;
     (g) Failure of consideration or commercial frustration of purposes not arising out of or related to acts of the Issuer;
     (h) Any change in the tax or other laws of the United States of America or of the State; and
     (i) Any default of Issuer under this Loan Agreement or any other default or failure of Issuer whatsoever.
     Nothing contained in this Section shall be construed to release Issuer from the performance of any of the provisions of this Loan Agreement on its part to be performed.

     Company covenants that it will not enter into any contract, indenture, or agreement of any nature whatsoever which shall in any way limit, restrict, or prevent Company from performing any of its obligations under this Loan Agreement.
     Section 4.8. Cancellation of Note and Release of Mortgaged Property. Issuer shall cancel the Note, deliver a deed of release in respect of the Deed of Trust, cancel the Loan Agreement and execute and deliver UCC-3 termination statements covering all financing statements filed to evidence the security interest created in the Mortgaged Property or any part thereof, upon the payment or deposit by the Company or the Guarantor of money in the Bond Fund or tendered Bonds in an amount sufficient, when added to the available funds then on hand in the Bond Fund, to redeem the Bonds and to pay all sums at the date of such payment or deposit due to the Issuer, Trustee or any Co-Trustee pursuant to the Loan Agreement, the Note, the Deed of Trust, and the Indenture.
ARTICLE V
ACQUISITION, CONSTRUCTION, AND EQUIPPING OF
THE PROJECT; ISSUANCE OF THE BONDS
     Section 5.1. Agreement to Acquire, Construct, and Equip the Project. All payments necessary to acquire, construct, and equip the Project shall be made out of the Construction Fund or other funds provided by the Company whether or not pursuant to Section 5.5 hereof, and Company shall be reimbursed out of the Construction Fund, for all expenditures made by it in connection with the Project in accordance with the provisions of mis Loan Agreement and the Indenture, in respect of expenditures paid not more than 60 days prior to Official Action Date. Title to all machinery, equipment and personal property of every nature paid for out of the Construction Fund or other funds provided by the Company pursuant to Section 5.5 of this Agreement (either by direct payment or by virtue of reimbursement to Company) shall be vested in, or be transferred to, Company. The Collateral does not include any Leased Equipment. The obligations of Issuer hereunder are subject to the provisions of this Loan Agreement limiting the obligations of Issuer to the extent of moneys in the Construction Fund.
     Company shall obtain all necessary approvals from any and all governmental agencies requisite to the constructing and equipping of the Project, and the Project shall be constructed and equipped in compliance with all federal, State, and local laws, ordinances, and regulations applicable thereto.
     All requests, approvals, and agreements required on the part Company shall be in writing, signed by the Authorized Company Representative, as appropriate, granting such approval or entering into such agreement. Issuer and Company shall, concurrently with the delivery of this Loan Agreement, notify Trustee of the Authorized Company Representative. It is agreed that the Company may have more than one Authorized Company Representative and may change the Authorized Company Representative or Representatives from time to time, with each such change to be in writing forwarded to the Trustee. The Authorized Company Representative so designated shall be authorized to enter into and execute any contracts or agreements or to grant any approvals or to take any action for and on behalf of the party hereto represented by him, and the other party to this Loan Agreement shall be entitled to rely upon the duly designated Authorized Representative as having full authority to bind the party hereto represented by him.
     Section 5.2. Disbursements from the Construction Fund. Issuer has, in the Indenture, authorized and directed Trustee to make disbursements from the Construction Fund to pay the Cost of the Project or to reimburse Company for any Cost of the Project paid by Company.

      Trustee shall make disbursements upon receipt of a requisition signed by an Authorized Company Representative:
     (a) stating with respect to each disbursement to be made: (i) the requisition number, (ii) the name and address of the person, firm, or corporation to whom payment is due, (iii) the amount to be disbursed, (iv) that each obligation mentioned therein has been properly incurred, is a proper charge against the Construction Fund, and has not been the basis of any previous disbursement, (v) with respect to any requisition for payment for work, material, or supplies, that such obligation was incurred for work, materials or supplies in connection with the acquisition, construction, and equipping of the Project, (vi) that at least 95% of the amount requested for disbursement will be used for the payment of Qualified Project Costs, (vii) that all property to be acquired with the proceeds of the disbursement will be owned by Company, (viii) that no portion of the amount requested for disbursement will be used in the manner prohibited in Sections 9.10 or 9.12 of this Loan Agreement, and (ix) that no portion of the amount requested for disbursement will be used for the acquisition of existing property except upon compliance with Section 9.16 of this Loan Agreement;
     (b) specifying in reasonable detail the nature and purpose of the obligation, including (i) that such obligation has been properly incurred, is a proper charge against the Construction Fund, is a proper cost of the Project as defined in the Act and has not been the basis of any previous withdrawal, (ii) that the Authorized Company Representative has no written notice of any mechanics’, materialmen’s, or other liens or rights to liens or other obligations (other than those being contested in good faith or covered by title insurance) which should be satisfied or discharged before payment of such obligation is made, (iii) that such payment does not include any amount which is then entitled to be retained under any holdbacks or retainages provided for in any agreement, (iv) that there exists no event of default;
     (c) with respect to the first disbursement to be made for Costs of the Project, Company shall provide Trustee with a certificate of the Authorized Company Representative that the Project, as designed, complies with all presently applicable building and zoning ordinances applicable to the Project; and
     (d) accompanied by a pending disbursement endorsement in the amount of the disbursement issued by Chicago Title Insurance Company or any successor or replacement to Chicago Title Insurance Company approved by the Trustee.
      In making any payment from the Construction Fund, Trustee may rely conclusively on requisitions and certificates delivered to it pursuant to this Section, and Trustee and Issuer shall be relieved of all liability with respect to the accuracy of such requisitions and certificates and the making of such payments in accordance with such requisitions and certificates and all liability to see to the proper application thereof by Company.
      Section 5.3. Furnishing Documents to Trustee. Company agrees to cause such requisitions to be directed to Trustee as may be necessary to effect payments out of the Construction Fund in accordance with Section 5.2 hereof. Trustee shall retain a record of all such requisitions.
      Section 5.4. Establishment of Completion Date. The Completion Date shall be evidenced to Issuer and Trustee by (a) a certificate signed by an Authorized Company Representative stating that, except for amounts retained by Trustee at Company’s direction for any Cost of the Project not then due and payable, (i) acquisition and construction of the Project has been substantially completed and all costs of labor, services, materials, and supplies used in such acquisition and construction have been paid, except for punch list items, for which adequate reserves shall have been established (ii) all equipment for the Project has been installed to Company’s satisfaction, such equipment so installed is suitable and sufficient for the operation of the Project, and substantially all costs and expenses incurred in the acquisition and installation of such equipment have been paid, except to the extent any such equipment is Leased Equipment, and (iii) all other facilities necessary in connection with the Project have been acquired, constructed, and equipped and all costs and expenses incurred in connection therewith have been paid and (b) a certificate signed by an Authorized Company Representative stating that the Project has been substantially completed in accordance with all plans and specifications for the Project and to the best knowledge of the Authorized Company Representative, after inquiry of the Project’s architect, the Project complies with all applicable federal, State, and local laws, regulations, and other governmental requirements (including, without limitation, the federal Americans with Disabilities Act). Notwithstanding the foregoing, the certificate required by clause (a) above shall state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being. Forthwith upon substantial completion of the acquisition, construction, and equipping of the Project, Company agrees to cause such certificates to be furnished to Issuer and Trustee.
     Any moneys in the Construction Fund remaining after the Completion Date and payment, or provision for payment, of the costs of financing the Project described above, at the direction of the Authorized Company Representative, promptly, and in all events on or before June 1, 1998, shall be:
     (i) used to acquire, construct, equip and install such additional real or personal property in connection with the Project, in accordance with the applicable provisions of the Code (including the public notice requirements therein), as is designated by the Authorized Company Representative and the acquisition, construction, equipping and installation of which will be permitted under the Act, provided that any such use shall be accompanied by evidence satisfactory to the Trustee that the average reasonably expected economic life of such additional property, together with the other property theretofore acquired with the proceeds of the Bonds, will not be less than 5/6ths of the average maturity of the Bonds or, if such evidence is not presented with the direction, an opinion of Bond Counsel to the effect that the acquisition of such additional property will not result in the interest on the Bonds becoming subject to federal income taxation, and provided further that any such additional real or personal property shall be Mortgaged Property or Collateral, as applicable, pursuant to the terms of this Loan Agreement and the Indenture;
     (ii) used to redeem Bonds in accordance with the terms of the Indenture; or
     (iii) used to accomplish a combination of the foregoing as is provided in that direction.
     Any amounts transferred from the Construction Fund to the Bond Fund shall be treated as a separate, restricted fund within the Bond Fund and may be invested and reinvested at the written direction of the Authorized Company Representative by Trustee only in investments designated by the Authorized Company Representative and permitted by the Indenture. The Authorized Company Representative shall in no event direct such investment such that the Yield on such investments would, in the aggregate, be in excess of the Yield on the Bonds. Trustee shall, to the extent of the funds available, apply such transferred funds to the redemption of Bonds (not including interest, except to the extent that such funds so transferred from the Construction Fund to the Bond Fund constitute interest earned on funds in the Construction Fund, which funds so constituting interest earned shall be applied to the payment of principal of or interest earned on the Bonds as the Authorized Company Representative shall direct as and to the extent provided in Section 5.8 of this Loan Agreement) on the earliest date that such Bonds are subject to redemption in accordance with and in the manner provided in the Indenture.
     Section 5.5. Company Required to Pay in Event Construction Fund Insufficient. In the event the moneys in the Construction Fund available for payment of the Cost of the Project should not be sufficient to pay the Cost of the Project in full, Company agrees to complete the Project and to pay that portion of the Cost of the Project in excess of the moneys available therefor in the Construction Fund or to lease Leased Equipment to complete the Project. Issuer does not make any warranty, either express or implied, that the moneys paid into the Construction Fund and available for payment of the Cost of the Project will be sufficient to pay all of the Cost of the Project. Company agrees that if, after exhaustion of the moneys in the Construction Fund, Company should pay any portion of the Cost of the Project pursuant to the provisions of this Section, Company shall not be entitled to any reimbursement therefor from Issuer, Trustee, or the owners of any of the Bonds, nor shall Company be entitled to any limitation of the amounts payable under Sections 4.1 and 4.2 hereof.
     Section 5.6. Enforcement of Contracts. Company covenants that it will take any action and institute any proceedings to cause and require all contractors and material suppliers to complete their contracts diligently in accordance with the terms of said contracts, including, without limitation, the correcting of any defective work. All expenses incurred by Company in connection with the performance of its obligations under this Section 5.6 may be considered part of the Cost of the Project, and Issuer agrees that Company may, from time to time, in its own name, take such action as may be necessary or advisable, as determined by Company, to insure the construction of the Project in accordance with the terms of the construction contract and the installation of machinery and equipment in accordance with any applicable contract pertaining thereto, to insure the peaceable and quiet enjoyment of the Mortgaged Property for the term of this Loan Agreement.
     Section 5.7. Ownership of Tax Benefits. it is the intention of the parties that any tax benefits resulting from ownership of the Mortgaged Property and any tax credit or comparable credit which may ever be available shall accrue to the benefit of Company, and Company shall, and Issuer upon advice of counsel shall, make any election and take other action in accordance with the Code and the regulations promulgated thereunder as may be necessary to entitle Company to have such benefit and credit.
     Section 5.8. Investment of Moneys. Money held for the credit of any fund or account created in the Indenture shall, to the extent practicable, be invested and reinvested by Trustee as directed in writing by the Authorized Company Representative in Permitted Investments which shall mature not later than the date or dates on which the money held for credit of the particular fund shall be required for the purposes intended. All investment earnings on the Bond Fund, Construction Fund, Rebate Fund or any other fund held by the Trustee shall be credited to such fund. The Company shall be entitled to a credit for Loan Payments due on the Note to the extent such funds are part of or are transferred into the Bond Fund and thereupon applied to interest or principal on the Bonds, to be applied against Loan Payments in the same amounts as such funds are applied against interest or principal, as the case may be, on the Bonds. Trustee shall sell or reduce to cash a sufficient amount of such investments in the Construction Fund whenever the cash balance in the Construction Fund is insufficient to pay a requisition when presented, and such investments in the Bond Fund whenever the cash balance in the Bond Fund is insufficient to pay the principal of and premium, if any, and interest on the Bonds when due. The Trustee shall have no liability for any loss on such sale or reduction to cash absent gross negligence or wilful misconduct.
     Trustee may make any and all such investments through its own investment department or the investment department of any bank or trust company under common control with Trustee. Issuer shall have no responsibility for control of or directing such investments and shall not be held accountable for any losses resulting from any such investments. All such investments and the income thereon shall at all times be a part of the fund (the Construction Fund, the Bond Fund, or such other fund, as the case may be) from which the moneys used to acquire such investments shall have come, and all losses on such investments shall be charged against such fund. All investments shall be registered in the name of Trustee, as Trustee under the Indenture.
     Section 5.9. Plans and Specifications; Modifications to Mortgaged Property. Company agrees to maintain plans and specifications for the Mortgaged Property. Company may make any changes in or modifications of the plans and specifications, and may make any deletions from or substitutions or additions to the Mortgaged Property without the prior consent of Issuer so long as such changes or modifications in the plans and specifications, or deletions from or substitutions or additions to the Mortgaged Property, do not materially alter the size, scope, or character of the Mortgaged Property or impair the structural integrity and utility of the Mortgaged Property. If any such changes in or modifications of the plans and specifications, or if any such deletions from or substitutions or additions to the Mortgaged Property, materially alter the size, scope, or character of the Mortgaged Property or impair the structural integrity and utility of the Mortgaged Property then, and in such event, no such changes, modifications, substitutions, deletions, or additions shall be made without the express written consent of Issuer, which consent shall not be unreasonably withheld. Company covenants and agrees that no changes, modifications, substitutions, deletions, or additions shall be made with respect to the Mortgaged Property (a) if such change disqualifies the Project under the Act or results in interest on the Bonds being includable in the gross income of the Owners of the Bonds for federal income tax purposes, and (b) unless there shall be on deposit with Trustee adequate moneys available therefor or Company deposits in the Construction Fund adequate moneys to pay any additional Cost of the Project resulting therefrom.
     Section 5.10. Agreement to Issue Bonds; Application of Bond Proceeds. In order to provide funds for payment of the Cost of the Project, Issuer, concurrently with the’ execution of this Loan Agreement, will issue, sell, and deliver the Bonds and deposit the proceeds thereof in the Construction Fund.
ARTICLE VI
EFFECTIVE DATE OF THIS LOAN AGREEMENT;
DEFINITION OF LOAN TERM
     Section 6.1. Effective Date of this Loan Agreement; Duration of Loan Term. This Loan Agreement shall become effective upon its delivery, and, subject to the provisions of this Loan Agreement (including particularly Sections 4.1 and 8.5 hereof and Articles XI hereof), shall continue until such date as payment has been made in full of the Note and all amounts due and owing under this Loan Agreement, including, without limitation, the payment of principal, interest to the payment date, premium, if any, Trustee’s fees and expenses, registrars’ fees and expenses, or provision for such payment has been made as provided in the Indenture.

ARTICLE VII
MAINTENANCE, MODIFICATIONS, IMPOSITIONS, AND INSURANCE
     Section 7.1. Maintenance and Modifications of Mortgaged Property by Company.
     (a) Company agrees that during the Loan Term it will at its own expense (i) keep the Mortgaged Property in reasonably safe condition as its operations shall permit and (ii) keep the Buildings and the Mortgaged Equipment and all other improvements forming a part of the Mortgaged Property in good repair and in good operating condition, making from time to time all necessary repairs thereto and renewals and replacements thereof.
     (b) Company may from time to time, in its sole discretion and at its own expense, make any additions, modifications, or improvements at the Mortgaged Property location, including installation of additional machinery, equipment, furniture, or fixtures in the Buildings or on the Land, which it may deem desirable for its business purposes; provided that all such additions, modifications, and improvements do not adversely affect the structural integrity of the Buildings.
     (c) Company, in consideration of the premises and of the issuance of the Bonds by Issuer and the sum of $1.00, lawful money of the United States of America, to it duly paid by Issuer at or before the execution and delivery of this Loan Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to secure the obligations of Company under this Loan Agreement, under the Note and under the Deed of Trust, does hereby grant a first position security interest (within the meaning of the Uniform Commercial Code in effect in the State) in, and pledge unto Issuer, and its assigns forever the Collateral, and the proceeds and products of the Collateral. The Collateral does not include any Leased Equipment.
     (d) Company will not permit any mechanics’, materialmen’s, or other liens to be established or remain against the Mortgaged Property for labor or materials furnished in connection with any addition, modifications, improvements, repairs, renewals, or replacements so made by it; provided, that Company may provide the Issuer with a title insurance policy insuring the Mortgaged Property without exception for the lien in question or affirmative insurance insuring against collection out of the Mortgaged Property or, in the alternative, post a bond satisfactory to the Trustee, and may in good faith contest any mechanics’ or other liens filed or established against the Mortgaged Property, and in such event may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom unless Issuer or Trustee shall notify Company that, in the opinion of Counsel, by nonpayment of any such items, the security of the Bondowners, as to any part of the Mortgaged Property, will be materially endangered or the Mortgaged Property or any substantial part thereof will be subject to loss or forfeiture, in which event Company shall promptly pay and cause to be satisfied and discharged or bond (if legally permissible) all such unpaid items.
     Section 7.2. Removal of Mortgaged Equipment. In any instance where Company in its sole discretion determines that any items of Mortgaged Equipment have become inadequate, obsolete, worn-out, unsuitable, undesirable, or unnecessary, Company may, provided no event of default shall have occurred and be continuing, remove such items of Mortgaged Equipment from the Buildings and the Land and (on behalf of Issuer) sell, trade-in, exchange, or otherwise dispose of them (as a whole or in part) without any responsibility or accountability to Issuer or Trustee therefor, provided that Company shall:

     (a) Substitute (either by direct payment of the costs thereof or by advancing to Issuer the funds necessary therefor) and install anywhere in the Buildings or on the Land, other machinery or equipment having equal or greater utility (but not necessarily having the same function) in the operation of the Buildings as a modern manufacturing facility (provided such removal and substitution shall not impair the operating unity of the remaining property), all of which substituted machinery or equipment shall be free of all liens and encumbrances (other than Permitted Encumbrances) but shall become a part of the Mortgaged Equipment provided, however, during the first three (3) years commencing from and after June 22, 1995, the Company may substitute Leased Equipment (as defined in the Indenture) leased by the Company from any lessor in place of any Mortgaged Equipment removed from the Mortgaged Property, which Leased Equipment shall not be or be deemed to be part of the Mortgaged Equipment; or
     (b) Not make any such substitution and installation unless, (i) in the case of the sale of any such Mortgaged Equipment to anyone other than itself or in the case of the scrapping thereof, Company shall pay into the Bond Fund the proceeds from such sale or the scrap value thereof, as the case may be, (ii) in the case of the trade-in of any such Mortgaged Equipment for other Mortgaged Equipment not to be installed in the Buildings or on the Land, Company shall pay into the Bond Fund the amount of the credit received by it in such trade-in, and (iii) in the case of the sale of any such Mortgaged Equipment to Company or in the case of any other disposition thereof Company shall pay into the Bond Fund an amount equal to the original cost thereof less depreciation at rates calculated in accordance with generally accepted accounting principles; provided, however, that no such payment into the Bond Fund need be made until the amount to be paid into the Bond Fund on account of all such dispositions not previously reported aggregates at least $100,000 in any calendar year; provided further, that Company may not fail to make any such substitution and installation if such failure would impair the operating utility of the remaining property.
     Any Mortgaged Equipment removed from the Project by the Company pursuant to this Section shall be released from the lien and security interest created by the Deed of Trust and may be sold or otherwise disposed of by the Company without accounting to the Issuer. The Issuer will promptly, upon the request of the Company, execute, acknowledge and deliver all supplemental deeds of trust and all appropriate financing statements, including UCC-3 Termination Statements, releases and other security instruments as may reasonably be required to evidence the removal and replacement of any Mortgaged Equipment pursuant to the Deed of Trust.
     The removal from the Mortgaged Property of any portion of the Mortgaged Equipment pursuant to the provisions of this Section shall not entitle Company to any abatement or diminution of the Loan Payments or Additional Payments payable to the Issuer and/or Trustee or any co-trustee payable under Sections 4.1 and 4.2 hereof.
     Company will promptly report to Trustee in writing such removal, substitution, sale, and other disposition and will pay to Trustee such amounts, if any, as are required by the provision of the preceding subsection (b) of this Section to be paid into the Bond Fund promptly after the sale, trade-in, scrapping, or other disposition requiring such payment; provided, however, that no such report need be made until the amount to be paid into the Bond Fund on account of all such disposition aggregates at least $100,000 in any calendar year.
     Section 7.3. Impositions. Company shall, during the Loan Term, timely, except as otherwise provided herein, bear, pay, and discharge, all taxes and assessments, general and special, if any, which may be taxed, charged, levied, assessed, or imposed upon or against or be payable for or in respect of the Mortgaged Property, or any part thereof, or any improvements at any time thereon or on Company’s interest in the Mortgaged Property under this Loan Agreement, including any new taxes and assessments not of the kind enumerated above to the extent that the same are made, levied against real and personal property, and further including without limitation all water and sewer charges, assessments, and other governmental charges and impositions whatsoever, foreseen or unforeseen, which if not paid when due would encumber the Mortgaged Property (all of the foregoing being herein referred to as “Impositions”). In the event any special assessment taxes are lawfully levied and assessed which may be paid in installments, Company shall be required to pay only such installments thereof as become due and payable during the Loan Term as and when the same become due and payable. Any Impositions which Company is required to bear, pay, and discharge shall be remitted directly to the authority which is entitled to the payment thereof.
     Within 30 days after the last day for payment or as soon thereafter as is reasonably practicable, without penalty or, interest, of an Imposition which Company is required to bear, pay, and discharge pursuant to the terms hereof, Company shall deliver to Issuer upon its written request a reproduced copy of any statement issued therefor which has been duly receipted to show the payment thereof.
     Notwithstanding the foregoing, Company shall have the right, in its name, to contest in good faith the validity or amount of any Imposition which Company is required to bear, pay, and discharge pursuant to the terms of this Section by appropriate legal proceedings provided Company, before instituting any such contest in Company’s name, gives Trustee written notice of its intention so to do and Company diligently prosecutes any such contest, at all times effectively stays or prevents any official or judicial sale therefor, under execution or otherwise, sets aside on its books and maintains adequate reserves for the payment of any liability therefrom in conformity with generally accepted accounting principles, and promptly pays any final judgment enforcing the Imposition so contested and thereafter promptly procures record release or satisfaction thereof. Company shall hold Issuer and Trustee whole and harmless from any costs and expenses Issuer and Trustee may reasonably incur related to any such contest.
     Section 7.4. Insurance Required. During the Construction Period and throughout the Loan Term, Company shall keep the Mortgaged Property continuously insured against such risks as are customarily insured against by business of like size and type, paying as the same become due all premiums in respect thereto, including but not necessarily limited to:
     (a) Fire and Extended Coverage Insurance. Subsequent to completion of the Project and expiration of the builder’s risk policy referred to in subsection (d) below, insurance against loss or damage by fire with standard extended coverage, vandalism, and malicious mischief endorsement. Such insurance shall be in an amount equal to or exceeding the lesser of (i) the full replacement value of the Mortgaged Property, or (ii) the amount required for the full redemption or retirement of all Bonds then Outstanding; provided, however, in any event, such insurance shall be in an amount necessary to prevent application of any coinsurance provisions of the applicable policies. The proceeds of all such policies shall be payable to Issuer, Company, and Trustee as their interests may appear, provided that any such policies may be so written or endorsed as to make payments on claims for losses not in excess of $100,000 payable directly to Company. All claims on such insurance regardless of amount may be adjusted by Company with the insurers, subject to approval of Trustee, which approval shall not be unreasonably withheld, as to settlement of any claim in excess of $100,000. Issuer shall cooperate with Company in adjusting any such loss.

     (b) Public Liability Insurance. General public liability insurance against claims for bodily injury, death, or property damage occurring in connection with the Mortgaged Property, such insurance to afford protection to Issuer and Trustee as additional insureds of not less than $10,000,000 per occurrence.
     (c) Workers’ Compensation Insurance. Workers’ compensation insurance, including qualified self-insurance pursuant to the workers’ compensation laws of the State, covering all persons employed by Company at the Mortgaged Property. Company will cause such insurance to be maintained by any independent contractors engaged by Company in connection with any work done on or about the Mortgaged Property with respect to which claims for death or bodily injury could be asserted against Company, Issuer, Trustee or Co-Trustee, complying with the rules, regulations, and requirements of the State from time to time in force.
     (d) Builder’s Risk Insurance. During the course of construction of the Project until the fire and extended coverage insurance set forth in subsection (a) above is in force, a standard form builder’s risk policy on a replacement cost basis, with an “all risk” endorsement, a course of construction endorsement, and a collapse insurance provision, in an amount equal to the completed value of the portion of the Project covered by a construction contract, with loss payable to Issuer, Company, and Trustee, as their interests may appear.
     (e) Flood Insurance. If all or part of the Mortgaged Property is located in an area now or hereafter identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended, policies of flood insurance in an amount at least equal to the lesser of (1) the amount of the Bonds, (2) the insurable value of the improvements, or (3) the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.
     Company shall, upon request by the Trustee, provide Trustee with an opinion of an independent insurance broker of recognized national standing that the insurance then in force upon the Mortgaged Property is in compliance with the provisions of this Section 7.4.
     Nothing in this Section 7.4 or any other portion of this Loan Agreement shall be construed to prevent Company from including the Mortgaged Property under Company’s blanket forms of insurance coverage, provided that each and all of the requirements of this Section 7.4 be complied with under such blanket coverage.
     Section 7.5. Application of Net Proceeds of Insurance. The Net Proceeds of the insurance required in Section 7.4 hereof shall be applied as follows: (i) the Net Proceeds of the insurance required in Sections 7.4 (a), (d), and (e) hereof shall be applied as provided in Section 8.2 hereof, and (ii) the Net Proceeds of the insurance required in Sections 7.4(b) and (c) hereof shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds may be paid.
     Section 7.6. Additional Provisions Regarding Insurance. All insurance required in Section 7.4 hereof shall be taken out and maintained with generally recognized responsible insurance companies selected by Company. All policies evidencing such insurance (other than public liability insurance and workers’ compensation insurance) shall provide for payment of the losses to Issuer, Company, Trustee and Co-Trustee as their respective interests may appear, and the policies required by Sections 7.4(a), (d), and (e) shall bear endorsements requiring that all proceeds of insurance resulting from any claim in excess of

$100,000 for loss or damage covered thereby be paid to Trustee; provided, however, that all claims regardless of amount may be adjusted by Company with insurers, subject to approval of Trustee, as to settlement of any claim in excess of $100,000, which approval shall not be unreasonably withheld.
     All policies, or a certificate or certificates of the insurers that such insurance is in force and effect, shall be deposited with Trustee. Each such policy shall contain a provision that such policy may not be cancelled unless Trustee is notified in writing at least 30 days prior to the cancellation; and, at least 30 days prior to the expiration of any such policy, Company shall furnish Trustee with written evidence satisfactory to Trustee that the policy has been renewed or replaced or is no longer required by this Loan Agreement.
     Section 7.7. Advances by Issuer or Trustee. In the event Company shall fail to maintain the full insurance coverage required by this Loan Agreement or shall fail to keep the Mortgaged Property in as reasonably safe condition as its operating conditions will permit, or shall fail to keep the Buildings and the Mortgaged Equipment in good repair and good operating condition, Trustee may (but unless indemnified to the satisfaction of the Trustee shall be under no obligation to) take out the required policies of insurance and pay the premiums on the same or make the required repairs, renewals, and replacements; and all amounts so advanced therefor by Trustee shall become an additional obligation of Company to the one making the advancement secured by the Mortgaged Property, which amounts Company agrees to pay with interest thereon, to the extent permitted by law, from the date thereof at the Agreed Rate.
     Section 7.8. Release and Indemnification Covenants.
     (a) Company shall and hereby agrees to indemnify and save Issuer (including but not limited to past, present, and future officials, and other persons acting on Issuer’s behalf), Trustee and Co-Trustee, and their officers, agents, and employees, harmless against and from all loss, damage, cost, liability or expense, hereafter arising, by or on behalf of any person, firm, corporation, or other legal entity arising from the conduct or management of, or from any work or thing done on, the Mortgaged Property during the term of this Loan Agreement, including without limitation, (i) any condition of the Mortgaged Property, (ii) any breach or default on the part of Company in the performance of any of its obligations under this Loan Agreement, (iii) any act or negligence of Company or of any of its agents, contractors, servants, employees, or licensees, or (iv) any act or negligence of any assignee or lessee of Company, or of any agents, contractors, servants, employees, or licensees of any assignee or lessee of Company. Company shall indemnify and save Issuer and Trustee harmless from any such claim arising as aforesaid, or in connection with any action or proceeding brought thereon, and upon notice from Issuer or Trustee, Company shall defend them or either of them in any such action or proceedings.
     (b) It is the intention of the parties hereto that Issuer shall not incur any pecuniary liability by reason of the terms of this Loan Agreement or the undertakings required of Issuer hereunder, by reason of the issuance of the Bonds, by reason of the execution of the Indenture, or by reason of the performance of any act requested of Issuer by Company, including all claims, liabilities, or losses arising in connection with the violation of any statutes or regulations pertaining to the foregoing; nevertheless, if Issuer should incur any such pecuniary liability, then in such event Company shall indemnify and hold Issuer, its officers, members, agents, and employees harmless against all claims by or on behalf of any person, firm, or corporation or other legal entity arising out of the same and all costs and expenses reasonably incurred in connection with any such claim or in connection with any action or proceeding brought thereon, and upon notice from Issuer, Company shall defend Issuer in any such action or proceeding.

     (c) Nothing contained in this Section 7.8 shall be construed to indemnify or release Issuer from its liability in connection with the Mortgaged Property arising from the gross negligence of or willful misconduct of Issuer, its employees, agents, or representatives acting in their capacities as such.
     Section 7.9. Environmental Considerations. During the Loan Term, Company agrees that the Mortgaged Property shall not be used at any time during the Loan Term to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process, or in any manner deal with hazardous materials except as incidental to its business or the business of any occupant of the whole or any part of the Mortgaged Property whose occupancy of the Mortgaged Property or such part thereof is not in violation of the terms of this Loan Agreement. Company further agrees that it will defend, indemnify, and hold harmless Issuer and Trustee from and against any and all liabilities, claims, damages, penalties, expenditure, losses, or charges, including but not limited to all reasonable and necessary costs of investigation, monitoring, legal fees, remedial response, removal, restoration, or permanent acquisition which may now or in the future be undertaken, suffered, paid, awarded, assessed, or otherwise incurred as a result of any contamination resulting from the disposal, storage, treatment, processing, or other handling of waste contamination, PCB’s, or other toxic or hazardous substance, which arise from Company’s or any other permitted occupant’s activity on or under the Mortgaged Property. Company agrees to promptly notify the Issuer and the Trustee in writing by certified mail with return receipt requested, of the receipt of any written environmental claim, suit, or demand by any individual, corporation, partnership, governmental agency, or other legal entity concerning the Mortgaged Property. Issuer reserves the right to defend against such claim, suit, or demand at its sole cost and expense, and Company will cooperate with Issuer in such defense.
     Notwithstanding anything to the contrary in this Loan Agreement, nothing in this Loan Agreement, including without limitation this Section 7.9, shall diminish, derogate, or otherwise limit the rights and interests of Trustee under the Hazardous Substance Certification and Indemnification.
ARTICLE VIII
DAMAGE, DESTRUCTION, AND CONDEMNATION;
USE OF NET PROCEEDS
     Section 8.1. Damage and Destruction. Unless Company shall have exercised its option to prepay the amounts payable under this Loan Agreement pursuant to the provisions of Section 10.4 hereof, if prior to full payment of the Bonds (or provisions for payment thereof having been made in accordance with the provisions of the Indenture) the Mortgaged Property or any portion thereof is destroyed (in whole or in part) or is damaged by fire or other casualty, Company shall be obligated to continue to pay the Loan Payments and Additional Payment as specified in Section 4.1 and 4.2 hereof. Company shall give prompt written notice of any such destruction or damage in excess of $100,000 to Issuer and Trustee.
     Section 8.2. Application of Net Proceeds. Prior to the Completion Date, Issuer, Trustee, and Company will cause the Net Proceeds of any insurance resulting from any events described in Section 8.1 hereof to be deposited in the Construction Fund and to be disbursed therefrom to pay or reimburse the Company for any Cost of the Project as provided in Article V of this Loan Agreement and the Indenture. Subsequent to the Completion Date, Issuer, Trustee, and Company will cause the Net Proceeds of any insurance resulting from any such event described in Section 8.1 hereof to be deposited in a separate trust fund, provided that Net Proceeds in an amount less than $100,000 shall be paid directly to Company. All

Net Proceeds from insurance shall be applied in one or more of the following ways as shall be elected by Company in a written notice of the Authorized Company Representative to Issuer and Trustee:
     (a) To the prompt repair, restoration, modification, or improvement of the Mortgaged Property by Company, and Issuer does hereby authorize and direct Trustee to make disbursements from such separate fund for such purposes or to reimburse Company for costs paid by it in connection therewith upon receipt of a requisition acceptable to Trustee signed by an Authorized Company Representative stating with respect to each disbursement to be made: (1) the requisition number, (2) the name and address of the person, firm, or corporation to whom payment is due, (3) the amount to be disbursed, and (4) that each obligation mentioned therein has been properly incurred, is a proper charge against the separate trust fund, and has not been the basis of any previous disbursement. Any balance of the Net Proceeds remaining after such work has been completed shall be transferred to the Bond Fund to be applied to the payment of principal of and premium, if any, and interest on the Bonds, or, if the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture and this Loan Agreement), any balance remaining in such separate trust fund shall be paid to Company.
     (b) To redemption of the Bonds on the next succeeding Interest Payment Date as specified in a written notice by the Authorized Company Representative to Trustee; provided, that no part of the Net Proceeds may be applied for such redemption unless (1) all of the Bonds are to be redeemed in accordance with the Indenture upon prepayment of the amounts payable hereunder or (2) in the event that less than all of the Bonds are to be redeemed, Company shall furnish to Issuer and Trustee a certificate of the Authorized Company Representative acceptable to Issuer and Trustee stating that (i) the property forming the part of the Mortgaged Property that was damaged or destroyed by such casualty is not essential to the use or possession of the Mortgaged Property by Company or (ii) the Mortgaged Property has been repaired, restored, modified, or improved to operate as designed.
     Section 8.3. Insufficiency of Net Proceeds. If the Net Proceeds of insurance are insufficient to pay in full the cost of any repair, restoration, modification, or improvement referred to in Section 8.2(a) hereof, Company will nonetheless complete the work and will pay any cost in excess of the amount of the Net Proceeds held by Trustee. Company agrees that if by reason of any such insufficiency of the Net Proceeds, Company shall make any payments pursuant to the provisions of this Section, Company shall not be entitled to any reimbursement therefor from Issuer, Trustee, or the Owners of any of the Bonds, nor shall Company be entitled to any diminution of the amounts payable under Sections 4.1 and 4.2 hereof.
     Section 8.4. Cooperation of Issuer. Issuer shall cooperate fully with Company at the expense of Company in filing any proof of loss with respect to any insurance policy covering the casualties described in Section 8.1 hereof and will, to the extent it may lawfully do so, permit Company to litigate in any proceeding resulting therefrom in the name and behalf of Issuer. In no event will Issuer voluntarily settle, or consent to the settlement of, any proceeding arising out of any insurance claim without the written consent of the Authorized Company Representative.
     Section 8.5. Rights of Parties in Event of Condemnation; Bonds Protected in Any Event.
     (a) If during the Loan Term title to all or substantially all of the Mortgaged Property shall be taken or condemned by a competent authority for any public use or purpose, then, subject to the subsequent provisions of this Section, the condemnation award shall be paid to Trustee, for the account of Issuer, and deposited into the Bond Fund (subject to the provisions of the Indenture and this Loan Agreement) and

Company hereby assigns the award to Issuer. In the event the Net Proceeds of any condemnation award (being the gross amount awarded less all reasonable attorney’s fees and other reasonable expenses and costs in the condemnation proceeding) together with the amount then in the Bond Fund shall be insufficient to pay in full, on the redemption date fixed by Company pursuant to the provisions of Section 301 of the Indenture, the amount necessary to pay all principal, premium, if any, interest, Trustee’s fees and expenses, and all other costs of redemption (all of which, for purposes of this Section, shall be called “total bond redemption expense”), Company agrees to pay promptly upon payment of the condemnation award, the amount by which the total bond redemption expense shall exceed the Net Proceeds of any condemnation award plus the amount then on deposit in the Bond Fund. For the purposes of this Article VIII, “all or substantially all of the Mortgaged Property” shall be deemed to mean a taking of all of the Mortgaged Property or a taking of such a substantial portion of the Mortgaged Property that Company, as determined by Company in its sole discretion, cannot reasonably operate the remainder. In the event the Net Proceeds of any condemnation award, together with the amount in the Bond Fund, shall be in excess of the amount necessary to pay the total bond redemption expense and Company is not in default in any of its other obligations hereunder, or Company is in default in any of its obligations hereunder and the Net Proceeds of any condemnation award plus the amount then on deposit in the Bond Fund plus any amount previously paid to the Bondowners on account of the total bond redemption expense shall be in excess of the amount necessary to pay the total bond redemption expense, then the appropriate excess shall belong to and be paid to Company; provided, however, that if an event of default has occurred and is continuing with reference to any of its other obligations hereunder, the amount necessary to satisfy such default shall also be paid to Trustee by Company whether from such excess or otherwise. To the extent that the sum of the Net Proceeds of any condemnation award plus the amount then on deposit in the Bond Fund plus any amount previously paid to the owners of the Bonds on account of the total bond redemption expense shall be less than the total bond redemption expense, Company agrees to pay such deficiency to Issuer. Issuer agrees that it will not voluntarily accept, without the prior approval of Company, any condemnation award, and Issuer agrees that it will cooperate with Company with the end in view of obtaining the maximum justifiable condemnation award.
     (b) If less than substantially all of the Mortgaged Property shall be taken or condemned by a competent authority for any public use or purpose, neither the term nor any of the obligations of either party under this Loan Agreement shall be affected or reduced in any way, and
     (i) If any part of the improvements owned by Company on the Mortgaged Property is taken; Company shall proceed to repair or rebuild the remaining part as nearly as possible to the condition existing prior to such taking, to the extent that the same may be feasible, subject to the right on the part of Company to make alterations so as to improve the efficiency of the improvements; and
     (ii) The entire condemnation award shall be paid to Company for the use of Company in repairing and rebuilding as provided in (i) above. The said award shall be transferred to Company in the same manner as is provided in Section 8.2 with respect to insurance proceeds, provided that the words “Net Proceeds” there referred to shall for purposes hereof refer to “net condemnation award.” If the Net Procceeds of any condemnation award is in excess of the amount necessary to repair and rebuild as specified in (i) above, such excess shall be paid to Trustee and deposited in the Bond Fund. If the Net Proceeds of any condemnation award is less than the amount necessary for Company to repair and rebuild as set forth in (i) above, Company shall nevertheless complete the repair and rebuilding work and pay the deficiencies in the cost thereof; and

     (iii) If no part of the improvements is taken, the Net Proceeds of any condemnation award shall be paid to Trustee and deposited in the Bond Fund.
     (c) In the event of taking under either (a) or (b) above, Company shall have the right to participate at its own expense in, and to offer proof in, the condemnation proceedings and to receive that portion of any award (by way of negotiation, settlement, or judgment) which may be made for damages sustained by Company solely as a result of the interruption of Company’s business or with respect to the Company’s trade fixtures, equipment, improvements and moving expenses by reason of the condemnation; provided, however, nothing in this subsection (c) shall be construed to diminish or impair in any way Company’s obligation under subsection (a) of this Section 8.5 to pay the amount of any insufficiency of the Net Proceeds of any condemnation award and the funds in the Bond Fund to pay the total bond redemption expense.
     (d) If the temporary use of the whole or any part of the Mortgaged Property shall be taken by right of, or acquired pursuant to the threat of, eminent domain, this Loan Agreement shall not be thereby terminated and the parties shall continue to be obligated under all of its terms and provisions, and, provided that an event of default has not occurred and is continuing under this Loan Agreement, Company shall be entitled to receive the entire amount of the award made for such taking, whether by way of damages, rent, or otherwise.
     Section 8.6. Company Obligated to Continue Loan Payments and Additional Loan Payments Until Condemnation Award Available. In the event of a taking of all or substantially all of the Mortgaged Property as provided in Section 8.5(a), Company agrees to continue to make payment of the installments due under the Loan Agreement until the condemnation award shall be actually received by Issuer; provided, however, Company shall be repaid, solely out of the Net Proceeds of any condemnation award, the amounts so paid after the date provided in Section 8.5(a). This agreement to repay shall not be construed in any way to impair or diminish Company’s obligations under Section 8.5 to pay the amount of any insufficiency of the Net Proceeds of any condemnation award and the moneys in the Bond Fund to pay the total bond redemption expense.
ARTICLE IX
SPECIAL COVENANTS
     Section 9.1. No Warranty of Condition or Suitability by Issuer. ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE MORTGAGED PROPERTY OR THAT THE MORTGAGED PROPERTY WILL BE SUITABLE FOR COMPANY’S PURPOSES OR NEEDS.
     Section 9.2. Inspection of the Mortgaged Property. Company agrees that Trustee and Issuer and their duly authorized agents shall have the right at all reasonable times to enter upon the Land and to examine and inspect the Mortgaged Property without interference or prejudice to Company’s operations. Company further agrees that Issuer and its duly authorized agents who are acceptable to Company shall have such rights of access to the Mortgaged Property as may be reasonably necessary to cause to be completed the construction and installation provided for in Section 5.1 hereof.
     Section 9.3. Company to Maintain its Corporate Existence. Company will maintain its corporate existence and will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it without providing an opinion of Bond Counsel to the Issuer and the Trustee that such a merger, dissolution or consolidation will not materially violate the Act or cause interest on the Bonds to be includable in the gross income of the owners thereof for federal income tax purposes.
     Section 9.4. Release of Certain Land. Notwithstanding any other provision of this Loan Agreement, the parties hereto, with the prior written consent of Trustee, which consent shall not be unreasonably withheld, reserve the right at any time and from time to time to amend the Deed of Trust for the purpose of effecting the release of and removal from this Loan Agreement, the Deed of Trust, and the Indenture (i) of any unimproved part of the Land (on which neither the Buildings nor any Mortgaged Equipment is located but on which transportation or utility facilities may be located) on which Company proposes to construct improvements under another and different loan agreement or (ii) any part of the Land with respect to which Company proposes to grant an easement or convey a fee or other title to a railroad or other public or private carrier or to any public utility or public body in order that transportation facilities or services by rail, water, road, or other means or utility services for the Mortgaged Property may be provided, increased, or improved; provided, that if at the time any such amendment is made any of the Bonds are Outstanding and unpaid there shall be deposited with Trustee the following:
     (a) A copy of the said amendment as executed.
     (b). A resolution of the board of directors of Company or executive committee of said board (if permitted under Company’s by-laws) authorizing the execution of such amendment together with an Authorized Company Representative’s certificate stating that Company is not in default under any of the provisions of this Loan Agreement, the Deed of Trust, the Guaranty or the Hazardous Substance Certification and Indemnification.
     (c) A copy of the instrument granting the easement or conveying the title to a railroad, public utility, or public body.
     (d) A certificate of an Independent Engineer who is reasonably acceptable to Trustee, dated not more than 60 days prior to the date of the release and stating that, in the opinion of the person signing such certificate, (i) the portion of the Land so proposed to be released is necessary or desirable for railroad, utility service, or roads to benefit the Mortgaged Property or is not otherwise needed for the operation of the Mortgaged Property for the purposes hereinabove stated, (ii) the release so proposed to be made will not impair the usefulness of the Buildings as a manufacturing facility, and (iii) the remaining portion of Land after the release will be a legal parcel.
     (e) Company and Issuer agree that all walls presently standing or hereafter erected on or contiguous to the boundary line of the Land so proposed to be released shall be party walls for the purpose of tying-in of new construction. If any party wall is utilized for the purpose of tying-in new construction with the building to be utilized under common control with the Mortgaged Property, utility facilities on the Land, including those within the Buildings, may be interconnected for the purpose of serving the new construction to be placed on Land so released and any non-loadbearing panels in any party wall may be removed; provided, however, that if the Land so released and construction thereon ceases to be operated under common control with the Buildings, non-loadbearing wall panels similar in quality to those which have been removed will be installed and separate utility services will be provided for the new construction.

     In the event that the conditions described in Section 9.4 (a), (b), (c), and (d) have been fulfilled, the Issuer agrees to execute and deliver to the Company, all documents reasonably requested by the Company to evidence the release of the portion of the Land so proposed to be released, including, but not limited to, a deed of release in recordable form, with respect to the Deed of Trust, evidencing the release of the Land sought to be released from the definition of Mortgaged Property, and any UCC-3 termination statement required to evidence the release of the Land, any fixtures and any Mortgaged Equipment situated thereon sought to be released from any UCC-I financing statement and security agreement held by the Issuer, being, however, a partial release, which does not release the security interest in the balance of the Mortgaged Property covered by the corresponding UCC-1 financing statement.
     No release effected under the provisions hereof shall entitle Company to any abatement or diminution of the Loan Payments and Additional Payments payable under Section 4.1 or 4.2 hereof.
     Section 9.5. Granting of Easements. If no event of default shall have happened and be continuing, and subject to the delivery of prior written notice to Trustee, Company may at any time or times grant easements, licenses, rights-of-way (including the dedication of public highways), and other rights or privileges in the nature of easements with respect to any property included in the Mortgaged Property, free from the lien of the Indenture, or Company may release existing easements, licenses, rights-of-way, and other rights or privileges with or without consideration, and Issuer agrees that it shall execute and deliver and will cause and direct Trustee to execute and deliver any instrument necessary or appropriate to confirm the release of any such easement, license, right of way and other right or privilege in the nature of easements when so granted from the lien of the Indenture, including, but not limited to, delivery by the Issuer of a release of lien in recordable form and a subordination agreement in recordable form confirming that the lien of the Indenture is subject and subordinate to such easement, license, right of way or other right or privilege granted pursuant to this Section 9.5, and grant or release any such easement, license, right-of-way, or other right or privilege upon receipt of: (i) a copy of the instrument of grant or release; (ii) a written application signed by the Authorized Company Representative requesting such instrument; and (iii) a certificate executed by the Authorized Company Representative stating (1) that such grant or release is not detrimental to the proper conduct of the business of Company, and (2) that such grant or release will not impair the effective use or interfere with the operation of the Mortgaged Property and will not weaken, diminish, or impair the security intended to be given by or under the Indenture.
     Section 9.6. Compliance with Code. Issuer and Company recognize that the Bonds are to be issued under such circumstances that the interest thereon shall remain excludable from gross income for federal income taxation purposes, and to that end Company represents to and covenants with Issuer, Trustee, and each Bondowner as follows:
     (a) Company will fulfill all conditions specified in Section 144(a)(4) of the Code and applicable Regulations, to qualify the Bonds as a “small issue” thereunder.
     (b) Company will comply with and fulfill all other requirements and conditions of the Code and applicable Regulations in the acquisition, construction, and operation of the Project to the end that the interest on the Bonds shall at all times be free from federal income taxation.
     (c) No part of the Project reached a degree of completion which would permit operation at substantially the level for which it was designed and the Project was not in operation at such level more than one year prior to June 22, 1995.

     (d) The average maturity of the Bonds (determined by their respective issue prices) does not exceed 120 percent of the average reasonably expected economic life of the various facilities to be financed with the proceeds of the Bonds (determined by taking into account the respective costs of such facilities and by using the guideline economic life for each respective facility as set forth in the ADR (asset depreciation range) midpoint life tables for machinery and equipment and as set forth in Revenue Procedure 62-21 for structures).
     (e) In accordance with Section 149 (e) of the Code, Company covenants and agrees to furnish to Issuer not later than 5 days before the issuance and delivery of the Bonds a fully completed Internal Revenue Service Form 8038 with respect to the Bonds. Company further covenants and agrees that it or its agents will have the primary responsibility as between or among any preparers for the overall substantive accuracy of the preparation of Form 8038. Company will hold harmless Issuer, Bond Counsel, Trustee and any purchaser or owner of the Bonds against all consequences of any material misrepresentation in or material omission from such Form 8038.
     (f) Company has delivered to Issuer a certificate in accordance with the provisions of the Code and Regulation §1.148-2(b) stating that on the basis of the facts, estimates, and circumstances in existence on June 22, 1995, as such facts, estimates, and circumstances are set forth in the certificate, it is not expected that the proceeds of the Bonds will be used in a manner that would cause the Bonds to be arbitrage bonds within the meaning of Section 148 of the Code and the Regulations.
     Section 9.7. Federal Guarantee Prohibition. Issuer and Company covenant that neither Issuer nor Company shall take any action or permit or suffer any action to be taken if the result of the same would be to cause the Bonds to be “federally guaranteed” within the meaning of Section 19(b) of the Code and Regulations.
     Section 9.8. Limitation on Issuance Costs. Issuer and Company covenant that, from the proceeds of the Bonds received from the Original Purchaser on June 22, 1995 an amount not in excess of 2% of the face amount of the Bonds shall be used to pay for, or provide for the payment of, Issuance Costs. For this purpose, if the fees of the Original Purchaser are retained as a discount on the purchase of the Bonds, such retention shall be deemed to be an expenditure of proceeds of the Bonds for said fees to the extent of the amount retained.
     Section 9.9. Limitation on Expenditure of Proceeds. Issuer and Company covenant that not less than 95% of the face amount of the Bonds, plus accrued interest and premium, if any, paid on the purchase of the Bonds by the Original Purchaser from Issuer, less original issue discount, shall be used to pay for Qualified Project Costs.
     Section 9.10. Limitation on Land and Certain Facilities. Issuer and Company covenant that not more than 25% of the face amount of the Bonds, plus accrued interest and premium, if any, paid on the purchase of the Bonds by the Original Purchaser from Issuer, less original issue discount, shall be used, directly or indirectly, for the acquisition of land or an interest therein or to provide a facility the primary purpose of which is retail food and beverage services, automobile sales and service, or the provision of recreation or entertainment.
     Section 9.11. Location of Project; Outstanding Obligations. Company covenants that proceeds of the Bonds shall be used only with respect to facilities located within the corporate boundaries of the City of Kennett, Missouri (“City”), and that there are no outstanding obligations issued for facilities located within the City having as principal users Company or Guarantor or other principal users of the Project or their related persons, all within the meaning of Sections 144(a)(2) and (3) of the Code and the Regulations.
     Section 9.12. Prohibited Facilities. Issuer and Company covenant that no portion of the proceeds of the Bonds shall be used directly or indirectly to provide residential real properly for family units, any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard, and ice skating), racquet sport facility (including any handball or racquetball court), hot tub facility, suntan facility, racetrack, airplane, skybox or other private luxury box, health club facility, facility used for gambling, or store, the principal business of which is the sale of alcoholic beverages for consumption off premises.
     Section 9.13. No Arbitrage. Issuer and Company covenant that neither Issuer nor Company shall take, or permit or suffer to be taken by Trustee or otherwise, any action with respect to the proceeds of the Bonds over which Issuer or Company, as the case may be, has control, which if such action had been reasonably expected to have been taken, or had been deliberately and intentionally taken, on June 22, 1995 would have caused the Bonds to be “arbitrage bonds” within the meaning of Section 148(a) of the Code and Regulations.
     Section 9.14. Capital Expenditure Limitation. Company covenants that the sum of the principal amount of the Bonds, plus capital expenditures paid or incurred during the 6-year period beginning 3 years prior to June 22, 1995 and ending 3 years after June 22, 1995, for facilities located within the City having as principal users Company, Guarantor or other principal users of the Project or their related persons shall not exceed $10,000,000, all within the meaning of Section 144(a) of the Code and the Regulations. Company further covenants that it will not enter into any lease or other arrangement, including an assignment pursuant to Section 10.1 hereof, for use of any portion of the Project if such lease or other arrangement would cause the covenants contained in this Section to be violated.
     Section 9.15. $40,000,000 Limitation. Company covenants that the sum of the outstanding principal amount of the Bonds, plus the portions of the aggregate amount of outstanding tax-exempt facility bonds as defined in Section 142 of the Code, qualified small issue bonds as defined in Section 144(a) of the Code, qualified redevelopment bonds as defined in Section 144(c) of the Code, and industrial development bonds as referenced in Section 144(a)(10)(B)(ii)(11) of the Code, allocable to each “test period beneficiary” as defined in Section 144(a)(10) of the Code on the later of the date the Project is placed in service or June 22, 1995 shall not exceed $40,000,000, all within the meaning of Section 144 (a)(10) of the Code and the Regulations. Company further covenants that it will not enter into any lease or other arrangement for ownership or use of any portion of the Project if such lease or other arrangement would cause the covenants contained in this Section to be violated.
     Section 9.16. Existing Facilities Limitation.
     (a) Company covenants that no proceeds of the Bonds shall be used for the acquisition of any tangible property or an interest therein, other than land or an interest in land, unless the first use of such property is pursuant to such acquisition; provided, however, that this limitation shall not apply with respect to any building (and the equipment therefor) if Rehabilitation Expenditures with respect to such building equal or exceed 15% of the portion of the cost of acquiring such building (and equipment) financed with proceeds of the Bonds; and provided, further, that this limitation shall not apply with respect to any structure other than a building if Rehabilitation Expenditures with respect to such structure equal or exceed 100 percent of the portion of the cost of acquiring such structure financed with the proceeds of the Bonds.
     (b) For the purpose of this section, the term “Rehabilitation Expenditures” means any amount properly chargeable to the capital account of Company or a successor to Company or by the seller under a sales contract with Company for the property acquired in connection with the rehabilitation of such property or, in the case of property constituting equipment, in connection with the replacement of such equipment with equipment having substantially the same function, excluding, however, (A) expenditures described in Section 48(g)(2)(B) of the Code and (B) amounts incurred after the date 2 years after the later of the date of acquisition of the property in question or June 22, 1995.
     Section 9.17. Compliance With Rebate Provisions. Company covenants that it shall take any and all actions necessary to assure compliance with Section 148(f) of the Code. In particular, it shall directly or through independent consultants perform the calculations required to determine what payments are due under Section 148(f) of the Code, assure the payments required by Section 148(f) of the Code are made, maintain the records required by Section 148(f) of the Code, pay all fees, costs, and expenses incurred by Company, Issuer, or Trustee in connection with compliance with Section 148(f) of the Code, and in accordance with Section 512 of the Indenture, including compensation due to independent consultants, and coordinate and cooperate in any and all respects necessary to assure compliance with Section 148 (f) of the Code.
     Section 9.18. Composite Issues.
     (a) The officer of Company executing this Loan Agreement is familiar with all financing transactions undertaken and now being planned for Company, including tax-exempt financings by or for Company or by or for any related person (within the meaning of Section 144(a)(3) of the Code).
     (b) There are no other obligations heretofore issued or to be issued by or on behalf of any state, territory, or possession of the United States of America, or political subdivision of any of the foregoing, or of the District of Columbia, for the benefit of Company or any related person, which constitute private activity bonds (within the meaning of Section 147(b) of the Code) and which (i) were or are to be sold at substantially the same time as the Bonds, (ii) were or are to be sold pursuant to the same plan of financing as the Bonds, and (iii) are payable from the source from which the Bonds are payable.
     (c) There are no additional facts or circumstances which may further evidence that the Bonds are part of any other issue of obligations.
     Section 9.19. Manufacturing Facility. The Project will be a manufacturing facility as defined in Section 144 (a) (12) of the Code. The Project may include ancillary facilities which are directly related and ancillary to the Project but any such ancillary facilities will be located on the same site as the Project and not more than 25% of the net proceeds of the Bonds will be used to provide such ancillary facilities.
     Section 9.20. Notice of Default to Issuer and Trustee. Company agrees to promptly provide written notice to Issuer and Trustee of an event of default under this Loan Agreement, the Note, the Deed of Trust, the Guaranty or the Hazardous Substance Certification and Indemnification.

     Section 9.21 Non-Disturbance. In the event a lease is permitted as provided in this Loan Agreement, and in the event of a foreclosure under the Deed of Trust, Issuer will recognize tenant under such permitted lease as a direct tenant of Issuer for the balance of the lease term, provided (i) no default exists under the lease which at the time would then permit the landlord hereunder to terminate the same or to exercise any dispossession remedy provided for therein, and (ii)) the tenant shall deliver to Issuer an instrument confirming the agreement of such tenant to attorn to the Issuer and to recognize the Issuer as the landlord under the lease, in accordance with the provisions of Section 1101(xiv) of the Indenture.
ARTICLE X
ASSIGNMENT, LEASING, PLEDGING, AND SELLING; REDEMPTION;
OPTIONAL AND MANDATORY PREPAYMENT; ABATEMENT OF RENT
     Section 10.1. Assignment and Leasing. Company may not assign this Loan Agreement or lease the Mortgaged Property or part thereof without the prior written consent of Issuer which shall not be unreasonably withheld. Any such assignment shall include, without limitation, an assumption in writing by such assignee of all liabilities and obligations of Company under this Loan Agreement from and after the effective date of such assignment, the Guaranty, the Hazardous Substance Certification and Indemnification from and after the effective date of the assignment, and any related documents. Notwithstanding the foregoing, no assignment or subletting and no dealings or transactions between Issuer or Trustee and any sublessee or assignee shall relieve Company of any of its obligations under this Loan Agreement, and Company shall remain as fully bound as though no assignment or subletting had been made, and performance by any assignee or sublessee shall be considered as performance pro tanto by Company.
     In the event a lease is permitted as provided in this Section 10.1 of this Loan Agreement, and in the event of a foreclosure under the Deed of Trust, Issuer will recognize tenant under such permitted lease as a direct tenant of Issuer for the balance of the lease term, provided (i) no default exists under the lease which at the time would then permit the landlord thereunder to terminate the same or to exercise any dispossess remedy provided for therein and (ii) the tenant shall deliver to Issuer an instrument confirming the agreement of such tenant to attorn to the Issuer and to recognize the Issuer as the tenant’s landlord under its lease.
     It is understood and agreed that this Loan Agreement (and the Mortgaged Property) will be assigned and pledged to Trustee as security for the payment of the principal of and premium, if any, and interest on the Bonds, but otherwise Issuer shall not, without the prior written consent of Company and Trustee, assign, encumber, sell, or dispose of all or any part of its rights, title, and interest in and to the Mortgaged Property, the Deed of Trust, the Note, and this Loan Agreement, except to Company in accordance with the provisions of this Loan Agreement and to Trustee or any other Person that takes title to any of the Mortgaged Property as a result of a foreclosure or deed in lieu of foreclosure, transfer by any Person after a foreclosure or deed in lieu of foreclosure, or otherwise under the Indenture or this Loan Agreement.
     Section 10.2. Restrictions on Sale, Mortgage, or other Conveyance of Mortgaged Property by Issuer. Issuer agrees that, except for the collateral assignment and pledge of this Loan Agreement and the grant and pledge of the Mortgaged Property to Trustee pursuant to the Indenture, it will not sell, assign, mortgage, pledge, transfer, or convey its interest in the Mortgaged Property during the Loan Term, except as specifically provided in this Loan Agreement.

     Section 10.3. Redemption of Bonds. Issuer, at the request at any time of Company and if the Bonds are then callable, shall forthwith take all steps that may be necessary under the applicable redemption provisions of the Indenture to effect redemption of all or part of the then outstanding Bonds, as may be specified by Company, on the earliest redemption date on which such redemption may be made under such applicable provisions.
     Section 10.4. Mandatory Prepayment of Loan Payments Upon Determination of Taxability. If, for any reason (including a change in the Code), without regard to whether such circumstances shall be caused by any act or failure to act of Issuer, Company, or any other user of the Project, there shall occur a Determination of Taxability, Issuer or Company shall immediately instruct Trustee in writing to call the Bonds for redemption pursuant to Section 304 of the Indenture, and Company shall immediately pay to Trustee, as prepayment of the Loan Payments, the amount necessary to effect the redemption of the Bonds then Outstanding in accordance with the provisions of the Indenture.
     Company shall also pay to the the Issuer, Trustee or Co-Trustee any Additional Payments as specified in Section 4.2 of this Agreement.
     Section 10.5. Reference to Bonds Ineffective After Bonds Paid. Upon payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and all fees, charges and expenses of Trustee, all references in this Loan Agreement to the Bonds and Trustee shall be ineffective and neither Trustee nor the Bondowners shall thereafter have any rights hereunder, saving and excepting those that shall have theretofore vested.
ARTICLE XI
EVENTS OF DEFAULT AND REMEDIES
     Section 11.1. Events of Default Defined. The following are “events of default” under this Loan Agreement:
     (a) Failure by the Company to pay any Loan Payment, any Additional Payment payable directly to the Issuer or Trustee, or any part thereof payable under the Loan Agreement at the times specified therein, or any other Additional Payment for a period of 30 days after the receipt by the Company of notices sent by certified or registered mail by the Issuer or the Trustee, specifying such failure and requesting that it be remedied.
     (b) Failure by Company or Issuer to observe and perform any covenant, condition, or agreement on its part to be observed or performed, other than as referred to in subsection (a) of this Section, for a period of 30 days after the receipt by Company of notices sent by certified or registered mail by Issuer or Trustee, specifying such failure and requesting that it be remedied, unless Issuer and Trustee shall agree in writing to an extension of such time prior to its expiration. The provisions of this paragraph (b) are subject to the following limitations: (i) if said default be a default that is correctable but that cannot be corrected within 30 days it shall not constitute an event of default if corrective action is instituted within said 30 day period and diligently pursued until the default is corrected or (ii) if by reason of force majeure Company, after using its best efforts, is unable in whole or in part to carry out its agreements on its part herein contained, other than the obligations on the part of Company contained in Article V and Sections 7.3 and 7.4 hereof, Company shall not be deemed in default during the continuance of such inability. The term “force majeure” as used herein shall mean, without limitation, the following: acts of God; strikes, lockouts, or other industrial disturbances; acts of public enemies, orders of any kind of the government of the United States or of the State or any of their departments, agencies, or officials, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquake; fire; hurricanes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes, or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of Company. Company agrees, however, to remedy with all reasonable dispatch the cause or causes preventing Company from carrying out its agreements; provided, that the settlement of strikes, lockouts, and other industrial disturbances shall be entirely within the discretion of Company, and Company shall not be required to make settlement of strikes, lockouts, and other industrial disturbances by acceding to the demands of the opposing party or parties.
     (c) An event of default shall occur under the Deed of Trust, the Guaranty or the Hazardous Substance Certification and Indemnification; provided however, with respect to the Hazardous Substance Certification and Indemnification, that such occurrence pursuant to the provisions of this paragraph (c) shall not constitute an event of default until actual notice of such default by registered or certified mail (with or without return receipt requested) shall be given to the Company, and Company shall have 30 days after receipt of such notice to correct said default or cause said default to be corrected, and if the Company shall not have corrected said default or cause said default to be corrected within said 30 day period; provided, however, if said default cannot be corrected within 30 days, it shall not constitute an event of default if corrective action is instituted within said 30 day period and diligently pursued until the default is corrected within any applicable period as may be required by governmental regulation or order.
(d) (i) Company (or any other Person obligated, as guarantor or otherwise, to make payments on the Bonds or under the Loan Agreement or the Guaranty) shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator, or the like of Company (or such other Person) or of all or any substantial part of its property, (B) commence a voluntary case under Title 11 of the United States Code (as now or hereafter in effect), or (C) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or
     (ii) a proceeding or case shall be commenced, without the application or consent of Company which case or proceeding is not discharged within ninety (90) days (or any other Person obligated, as guarantor or otherwise, to make payments on the Bonds or under the Loan Agreement), in any court of competent jurisdiction, seeking (A) the liquidation, reorganization, dissolution, winding-up or composition or adjustment of debts, of Company (or any such other Person), (B) the appointment of a trustee, receiver, custodian, liquidator, or the like of Company (or any such other Person) or of all or any substantial part of its respective property or (C) similar relief in respect of Company (or any such other Person) under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts.
     Upon an event of default hereunder, the Trustee shall give written notice to the Company and the Guarantor of such event of default and request that such event of default be immediately remedied. Any such notice related to a failure to pay any Loan Payment may be given by facsimile transmission to the Company and Guarantor.

     Section 11.2. Remedies on an Event of Default. Whenever any event of default shall happen, Issuer (with the consent of Trustee if the Indenture has not been discharged) or Trustee on behalf of the Issuer may take any of the following remedial steps:
     (a) Declare Loan Payments due and payable in an amount equal to the principal and premium, if any, and interest and other amounts due and payable under the Note.
     (b) Cause the appointment of a receiver for the Mortgaged Property.
     (c) Have access to and inspect, examine, and make copies of such of the books, records, accounts, and data of Company as pertain to the Mortgaged Property.
     (d) Take whatever action at law or in equity may appear necessary or desirable to collect the Loan Payments, Additional Payments and any other amounts payable by Company hereunder, then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement, or covenant of Company under this Loan Agreement.
     (e) Cause a foreclosure on the Mortgaged Property pursuant to the Deed of Trust.
     (f) Take any actions permitted to be taken upon the occurrence of such event of default under the Guaranty, the Deed of Trust, and the Hazardous Substance Certification and Indemnification, if applicable.
     Any amounts collected pursuant to action taken under this Section, other than amounts collected with respect to obligations of the Company under the Hazardous Substance Certification and Indemnification, shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture.
     Section 11.3. Remedies Not Exclusive. No remedy herein conferred upon or reserved to Issuer or Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time as often as may be deemed expedient.
     Section 11.4. Funds to Go Into Bond Fund. Except as otherwise provided in Section 11.2 herein, the foregoing provisions of this Article relating to the receipt of moneys by Issuer or Trustee as the result of an acceleration, are to be construed as providing that all such payments by Company or others shall be made into the Bond Fund referred to in Section 501 of the Indenture.
     Section 11.5. Equitable Relief. Issuer, Company, and Trustee shall each be entitled to specific performance, injunctive, or other appropriate equitable relief for any breach or threatened breach of any of the provisions of this Loan Agreement, notwithstanding the availability of an adequate remedy at law, and each party hereby waives the right to raise such defense in any proceeding in equity.
     Section 11.6. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceeding relative to Company, the Mortgaged Property, or any other property of Company, Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise,
     (a) to file and prove a claim and to file such other papers or documents as may be necessary or advisable in order to have the claims of Trustee (including any claim for the reasonable compensation, expenses, disbursements, and advances of Trustee, its agents and counsel) allowed in such judicial proceeding, and
     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same.
ARTICLE XII
MISCELLANEOUS
     Section 12.1. Notices. All notices, certificates, or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
     If intended for Company:
American Railcar Industries, Inc.
c/o ACF Industries, Incorporated
3301 Rider Trail South
Earth City, MO 63045
Attention: Umesh Choksi, Treasurer
     with a copy to:
Gordon Altman Butowsky Weitzen Shalov & Wein
114 West 47th Street
New York, NY 10036-1510
Attn: Douglas S. Rich
     If intended for Issuer:
The Industrial Development Authority of
    the City of Kennett, Missouri
c/o Kennett Chamber of Commerce
1601 First Street
Kennett, Missouri 63857
Attention: President

     If intended for Trustee:
Fleet National Bank
111 Westminster Street, 20th Floor
Providence, Rhode Island 02903
Attention: Corporate Trust Department
     If intended for Co-Trustee:
Mark Twain Bank
8820 Ladue, 2nd Floor
Ladue, Missouri 63124
Attention: Corporate Trust Department
     A duplicate copy of each notice, certificate, or other communication given hereunder by either Issuer or Company to the other shall also be given to Trustee, Issuer, Company, and Trustee may, by notice given hereunder, designate any further or different address to which subsequent notices, certificates, or other communications shall be sent. All such notices may be given by any party on behalf of such party by its counsel.
     Section 12.2. Binding Effect. This Loan Agreement shall inure to the benefit of and shall be binding upon Issuer, Company, and their respective successors and permitted assigns, subject, however, to the limitations contained in Sections 9.3, 10.1, and 10.2 hereof.
     Section 12.3. Severability. In the event any provision of this Loan Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.
     Section 12.4. Amendments, Changes, and Modifications. Except as otherwise provided in this Loan Agreement or in the Indenture, subsequent to the initial issuance of Bonds and prior to their payment in full (or provision for the payment thereof having been made in accordance with the provisions of the Indenture), this Loan Agreement may not be effectively amended, changed, modified, altered, or terminated without the concurring written consent of Trustee given in the manner and subject to the approval of owners of the Bonds, as provided in Article XIII of the Indenture.
     Section 12.5. Priority of Agreement. This Loan Agreement (as it may be amended or supplemented pursuant to the provisions hereof) and the rights of Company hereunder are and shall continue to be superior and prior to the Indenture (as it may be amended or supplemented).
     Section 12.6. Execution Counterparts. This Loan Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.
     Section 12.7. Captions. The captions or headings of this Loan Agreement are for convenience only and in no way define, limit, or describe the scope or intent of any provisions of this Loan Agreement.
     Section 12.8. Law Governing Construction of Agreement. This Loan Agreement shall be governed by, and construed in accordance with, the laws of the State.

     Section 12.9. Estoppel Certificate. Either party, upon 15 days prior notice from the requesting party, shall execute and deliver to the requesting party a statement certifying that this Loan Agreement is unmodified and in full force and effect (or, if there have been modifications), that the same is in full force and effect as modified and stating the modifications, stating the dates which the Loan Payments and Additional Payments have been paid, and stating whether or not there exist any defaults under this Loan Agreement, and if so, specifying each such default; provided that Issuer shall be entitled to receive from and rely solely upon the Trustee to provide the information required by this Section 12.9.
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      IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

THE INDUSTRIAL DEVELOPMENT AUTHORITY
OF THE CITY OF KENNETT, MISSOURI, Issuer

			By:		/s/ [ILLEGIBLE]

, President

Attest:

By:	/s/ [ILLEGIBLE]

, Secretary

AMERICAN RAILCAR INDUSTRIES, INC., Company

			By:		/s/ William L. Finn

				Its:	EXECUTIVE VICE PRESIDENT

Attest:

By:	/s/ Umesh Choksi